UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Valero Energy Corporation

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Notice of 2018 Annual Meeting of Stockholders

The 2018 annual meeting of stockholders of Valero Energy Corporation is scheduled to be held as follows:

MEETING DATE & TIME:	MEETING PLACE:	RECORD DATE:
Thursday, May 3, 2018 10 a.m., Central Time	Valero Energy Corporation One Valero Way San Antonio, Texas 78249	March 6, 2018

The purpose of the annual meeting is to consider and vote on the following:

Voting Matters	Board Recommendation	Proxy Statement Disclosure
1. Elect directors;	FOR each director nominee	P. 9
2. Ratify KPMG LLP as independent auditor;	FOR	P. 60
3. Advisory vote to approve executive compensation;	FOR	P. 63
4. Amend Valero’s Restated Certificate of Incorporation to remove supermajority vote requirements;	FOR	P. 64
5. Amend Valero’s Restated Certificate of Incorporation to permit stockholders to act by written consent; and	FOR	P. 69
6. Other matters, if any, properly brought before the meeting.

Valero Energy Corporation One Valero Way San Antonio, Texas 78249 March 21, 2018	By order of the Board of Directors, J. Stephen Gilbert Secretary

    2018 ANNUAL MEETING OF STOCKHOLDERS

Our Board is soliciting proxies to be voted at the Annual Meeting of Stockholders on May 3, 2018 (the “Annual Meeting”). The accompanying notice describes the time, place, and purposes of the Annual Meeting. Action may be taken at the Annual Meeting or on any date to which the meeting may be adjourned. Unless otherwise indicated the terms “Valero,” “we,” “our,” and “us” in this proxy statement refer to Valero Energy Corporation, to one or more of our consolidated subsidiaries, or to all of them taken as a whole. “Board” means our board of directors.

We are mailing our Notice of Internet Availability of Proxy Materials (“Notice”) to stockholders on or about March 21, 2018. On this date, you will be able to access all of our proxy materials on the website referenced in the Notice.

RECORD DATE, SHARES OUTSTANDING, QUORUM

Holders of record of our common stock, $0.01 par value (“Common Stock”), at the close of business on March 6, 2018 (the “record date”) are entitled to vote on the matters presented at the Annual Meeting. On the record date, 430,922,297 shares of Common Stock were issued and outstanding and entitled to one vote per share. Stockholders representing a majority of voting power, present in person or represented by properly executed proxy, will constitute a quorum.

VOTING IN PERSON, REVOCABILITY OF PROXIES

If you attend the Annual Meeting and want to vote in person, we will give you a ballot at the meeting. If your shares are registered in your name, you are considered the stockholder “of record” and you have the right to vote the shares at the meeting. If, however, your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in “street name.” As a beneficial owner, if you wish to vote at the meeting, you will need to bring to the meeting a legal proxy from the stockholder of record (e.g., your broker) authorizing you to vote the shares.

You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) submitting a written revocation to Valero, (ii) returning a subsequently dated proxy to Valero, or (iii) attending the Annual Meeting requesting that your proxy be revoked and voting in person at the Annual Meeting. If instructions to the contrary are not provided, shares will be voted as indicated on the proxy card.

REQUIRED VOTES

For Proposal 1, as required by Valero’s bylaws, each director is to be elected by a majority of votes cast with respect to that director’s election.

Proposals 2 and 3 require approval by the affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote.

Proposals 4 and 5 require approval by the affirmative vote of the holders of at least 80 percent of the voting power of the outstanding Common Stock.

EFFECT OF ABSTENTIONS

Shares voted to abstain are treated as “present” for purposes of determining a quorum. In the election of directors (Proposal 1), pursuant to our bylaws, shares voted to abstain are not deemed “votes cast,” and are accordingly disregarded. When approval for a proposal requires (i) the affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote (Proposals 2 and 3), (ii) the affirmative vote of a majority of the voting power of the issued and outstanding Common Stock, or (iii) the affirmative vote of the holders of at least 80 percent of the voting power of the issued and outstanding Common Stock (Proposals 4 and 5), then shares voted to “abstain” have the effect of a negative vote (a vote “against”).

2018 PROXY STATEMENT	1

2018 ANNUAL MEETING OF STOCKHOLDERS

BROKER NON-VOTES

Brokers holding shares must vote according to the specific instructions they receive from the beneficial owners of the stock. If your broker does not receive specific voting instructions from you, in some cases the broker may vote the shares in the broker’s discretion. However, the New York Stock Exchange (the “NYSE”) precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. This results in a “broker non-vote” on the proposal. A broker non-vote (i) is treated as “present” for purposes of determining a quorum, (ii) has the effect of a negative vote when a majority of the voting power of the issued and outstanding shares is required for approval of a particular proposal, and (iii) has no effect when a majority of the voting power of the shares present in person or by proxy and entitled to vote or a plurality or majority of the votes cast is required for approval.

Proposal 2 is deemed to be a routine matter under NYSE rules. A broker or other nominee generally may vote uninstructed shares on routine matters, and therefore no broker non-votes are expected to occur for Proposal 2. Proposals 1, 3, 4, and 5 are considered non-routine under applicable rules. Because a broker or other nominee cannot vote without instructions on non-routine matters, we expect an undetermined number of broker non-votes to occur on these proposals.

SOLICITATION OF PROXIES

Valero pays the cost for soliciting proxies and the Annual Meeting. In addition to solicitation by mail, proxies may be solicited by personal interview, telephone, and similar means by directors, officers, or employees of Valero, none of whom will be specially compensated for such activities. Valero also intends to request that brokers, banks, and other nominees solicit proxies from their principals and will pay such brokers, banks, and other nominees certain expenses incurred by them for such activities. Valero retained Georgeson LLC, a proxy soliciting firm, to assist in the solicitation of proxies for a fee of $17,500, plus reimbursement of certain out-of-pocket expenses.

For participants in our qualified 401(k) plan (“Thrift Plan”), the proxy card will represent (in addition to any shares held individually of record by the participant) the number of shares allocated to the participant’s account in the Thrift Plan. For shares held by the Thrift Plan, the proxy card will constitute an instruction to the trustee of the plan on how to vote those shares. Shares for which instructions are not received may be voted by the trustee per the terms of the plan.

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    INFORMATION REGARDING THE BOARD OF DIRECTORS

Valero’s business is managed under the oversight of our Board. Our Board conducts its business through meetings of its members and its committees. During 2017, our Board held seven meetings and the standing Board committees held 13 meetings. No member of the Board attended less than 75 percent of the meetings of the Board and committees of which he or she was a member. All Board members are expected to attend the Annual Meeting, and all of our Board members attended the 2017 annual meeting.

Independent Directors

Independent Directors. Our Corporate Governance Guidelines require a majority of the Board to be independent. The Board presently has 10 non-management directors and one member from management: Joseph W. Gorder (our Chief Executive Officer). As a member of management, Mr. Gorder is not an independent director under NYSE listing standards. The Board determined that all of our non-management directors who served on the Board at any time in 2017 met the Board’s independence requirements. Those independent directors were.

H. Paulett Eberhart	Philip J. Pfeiffer	Stephen M. Waters
Kimberly S. Greene	Robert A. Profusek	Randall J. Weisenburger
Deborah P. Majoras	Susan Kaufman Purcell	Rayford Wilkins, Jr.
Donald L. Nickles

Independent Committees. The Board’s Audit Committee, Compensation Committee, and Nominating/Governance and Public Policy Committee are composed entirely of directors who meet the independence requirements of the NYSE. Each member of the Audit Committee also meets the additional independence standards for Audit Committee members required by the SEC.

Independence Standards and Determination. The Board determines independence on the basis of the standards specified by the NYSE, the standards listed in our Corporate Governance Guidelines, and other facts and circumstances the Board may consider relevant. In general, our Corporate Governance Guidelines require that an independent director must have no material relationship with Valero. A relationship is not material under the guidelines if it:

•	is not a relationship that would preclude a determination of independence under Section 303A.02(b) of the NYSE Listed Company Manual;
•	consists of charitable contributions by Valero to an organization in which a director is an executive officer that do not exceed the greater of $1 million or two percent of the organization’s gross revenue in any of the last three years;
•	consists of charitable contributions to any organization with which a director, or any member of a director’s immediate family, is affiliated as an officer, director, or trustee pursuant to a matching gift program of Valero and made on terms applicable to employees and directors, or is in amounts that do not exceed $1 million per year; and
•	is not a relationship required to be disclosed by Valero under Item 404 of Regulation S-K (regarding related person transactions).

Under the NYSE’s listing standards, a director is not deemed independent unless the Board affirmatively determines that the director has no material relationship with Valero. The Board has reviewed pertinent information concerning the background, employment, and affiliations (including commercial, banking, consulting, legal, accounting, charitable, and familial relationships) of our directors, and the Board has determined that each of our non-management directors and each member of the Audit, Compensation, and Nominating/Governance and Public Policy Committees has no material relationship with Valero, and is therefore independent.

2018 PROXY STATEMENT	3

INFORMATION REGARDING THE BOARD OF DIRECTORS

Committees of the Board

Our Board has three standing committees:	The committees’ charters are available on our website at: www.valero.com ▶ Investors ▶ Corporate Governance ▶ Governance Documents ▶ Charters.
Audit Committee,
Compensation Committee, and
Nominating/Governance and Public Policy Committee.

AUDIT COMMITTEE

The Audit Committee assists the Board in oversight of the integrity of Valero’s financial statements and public financial information, Valero’s compliance with legal and regulatory requirements, the qualifications and independence of Valero’s independent auditor, and the performance of Valero’s internal audit function and independent auditors. The Audit Committee met five times in 2017. We make additional disclosures about the Audit Committee in this proxy statement under the caption “Risk Oversight” and in connection with “Proposal No. 2—Ratify Appointment of KPMG LLP as Independent Auditors” below.

Members of the Audit Committee are:

•	Randall J. Weisenburger (Chair),
•	H. Paulett Eberhart,
•	Susan Kaufman Purcell, and
•	Stephen M. Waters.

Notes:

Audit Committee Financial Experts. The Board has determined that each of the following directors is an “audit committee financial expert” (as defined by the SEC) and that each is “independent” under applicable regulations/standards: (1) Mr. Weisenburger, (2) Ms Eberhart, and (3) Mr. Waters. For more information regarding their experience, see “Proposal No. 1—Election of Directors—Information Concerning Nominees and Directors.”

COMPENSATION COMMITTEE

The Compensation Committee reviews and reports to the Board on matters related to compensation programs, policies, and strategies. The Compensation Committee’s duties are further described in “Compensation Discussion and Analysis” below and in the committee’s charter. The Compensation Committee met five times in 2017. The Compensation Committee has, for administrative convenience, delegated authority to our Chief Executive Officer to make non-material amendments to Valero’s benefit plans and to make limited grants of stock options and restricted stock to new hires who are not executive officers.

Members of the Compensation Committee are:

•	Rayford Wilkins, Jr. (Chair),
•	Philip J. Pfeiffer, and
•	Robert A. Profusek.

Notes:

The Compensation Committee Report for fiscal year 2017 appears in this proxy statement immediately preceding “Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation: There are no compensation committee interlocks. None of the members of the Compensation Committee has served as an officer or employee of Valero or had any relationship requiring disclosure by Valero under Item 404 of the SEC’s Regulation S-K, which addresses related-person transactions.

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INFORMATION REGARDING THE BOARD OF DIRECTORS

NOMINATING/GOVERNANCE AND PUBLIC POLICY COMMITTEE

The Nominating/Governance and Public Policy Committee assists the Board in its oversight responsibilities with respect to corporate governance, Board membership, and public policy matters. The committee’s specific purposes are to:

•	identify individuals qualified to become Board members, consistent with criteria approved by the Board;
•	select, or to recommend that the Board select, director nominees;
•	develop and recommend a set of corporate governance principles applicable to Valero;
•	assist the Board in identifying, evaluating, and monitoring public policy trends and social and political issues that could impact our business activities and performance;
•	assist the Board in oversight of Valero’s climate-related risks and opportunities;
•	consider and make recommendations for our strategies relating to corporate responsibility, contributions, and reputation management; and
•	oversee and lead the Board’s and the committees’ annual self-evaluation of performance.

Members of the committee are:

•	Deborah P. Majoras (Chair),
•	Kimberly S. Greene, and
•	Donald L. Nickles.

Notes:

The committee met three times in 2017. The committee recommended to the Board each director listed in this proxy statement in Proposal No. 1 as nominees for election as directors at the Annual Meeting. The committee also considered and recommended the appointment of a Lead Director to preside at meetings of the independent directors without management, and recommended assignments for the Board’s committees. The full Board approved the recommendations of the committee and adopted resolutions approving the slate of director nominees to stand for election at the Annual Meeting, the appointment of a Lead Director, and Board committee assignments.

Selection of Director Nominees

The Nominating/Governance and Public Policy Committee solicits recommendations for Board candidates from a number of sources, including our directors, our officers, individuals personally known to our Board members, and third-party research. In addition, the Committee will consider candidates submitted by stockholders when submitted in accordance with the procedures described in this proxy statement under the caption “Miscellaneous—Stockholder Communications, Nominations, and Proposals.”

The Committee will consider all candidates identified through the processes described above and will evaluate each of them on the same basis. The level of consideration the Committee will extend to a stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the Committee.

Proxy Access. Our amended and restated bylaws permit a stockholder, or a group of up to 20 stockholders, that has owned at least three percent of our outstanding Common Stock for at least three years to nominate and include in our proxy statement candidates for our Board, subject to certain requirements. Each stockholder, or group of stockholders, may nominate candidates for director, up to a limit of the greater of two or 20 percent of the number of directors on the Board. Any nominee must meet the qualification standards listed in our bylaws. The procedures for nominating a candidate pursuant to our proxy access provisions are described in this proxy statement under the caption “Miscellaneous—Stockholder Communications, Nominations, and Proposals.”

EVALUATION OF DIRECTOR CANDIDATES

The Nominating/Governance and Public Policy Committee is charged with (i) assessing the skills and characteristics that candidates for election to the Board should possess and (ii) determining the composition of the Board as a whole. The assessments include consideration of:

•	applicable independence standards;
•	skills and experience necessary for service on the Board’s committees; and
•	skills and expertise to serve the needs of the Board as a whole.

2018 PROXY STATEMENT	5

INFORMATION REGARDING THE BOARD OF DIRECTORS

Each candidate must meet certain minimum qualifications, including:

•	independence of thought and judgment;
•	the ability to dedicate sufficient time, energy, and attention to the performance of duties, taking into consideration the candidate’s service on other public company boards; and
•	skills and expertise complementary to those of the existing Board members; in this regard, the Board will consider its need for operational, managerial, financial, governmental affairs, technology, human resources, or other expertise.

The Committee also considers:

•	diversity concepts such as race, gender, national origin, age, and geography;
•	the ability of a prospective candidate to work with the then-existing interpersonal dynamics of the Board; and
•	the candidate’s ability to contribute to the collaborative culture among Board members.

Based on this initial evaluation, the Committee will determine whether to interview a proposed candidate and, if warranted, will recommend that one or more of its members, other members of the Board, and/or senior officers, as appropriate, interview the candidate. Following this process, the Committee ultimately determines its list of nominees and recommends the list to the full Board for consideration and approval.

Leadership Structure of the Board

Our bylaws provide that the Chairman of the Board has the power to preside at all meetings of the Board. Joseph W. Gorder, our Chief Executive Officer, serves as the Chairman of the Board. Although the Board believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in current circumstances, Valero’s Corporate Governance Guidelines do not establish this approach as a policy, and in fact, the Chairman and Chief Executive Officer roles were separate from 2005–2007 and from May–December 2014.

The Chief Executive Officer is appointed by the Board to manage Valero’s daily affairs and operations. We believe that Mr. Gorder’s extensive industry experience and direct involvement in Valero’s operations make him best suited to serve as Chairman in order to:

•	lead the Board in productive, strategic planning;
•	determine necessary and appropriate agenda items for meetings of the Board with input from the Lead Director and Board committee chairs; and
•	determine and manage the amount of time and information devoted to discussion of agenda items and other matters that may come before the Board.

Oversight by Independent Directors. Our Board structure includes strong oversight by independent directors. Mr. Gorder is the only member from our management (past or present) who serves on the Board; all of our other directors are independent. Each of the Board’s committees is chaired by an independent director, all committee members are independent, and our Board has named an independent Lead Director whose duties are described in the following section.

Lead Director and Meetings of Non-Management Directors

Our Board appoints a Lead Director whose responsibilities include leading the meetings of our non-management directors outside the presence of management. Following the recommendation of the Nominating/Governance and Public Policy Committee, the Board selected Robert A. Profusek to serve as Lead Director during 2018. He also served as Lead Director in 2017. Our Board regularly meets in executive session outside the presence of management, generally at each Board and committee meeting, as led by Mr. Profusek.

The Lead Director, working with the committee chairs, sets agendas and leads the discussion of regular meetings of the Board outside the presence of management, provides feedback regarding these meetings to the Chairman, and otherwise serves as liaison between the independent directors and the Chairman. The Lead Director regularly communicates with the Chairman between meetings of the Board to discuss policy issues, strategies, governance, and other matters that arise throughout the year. The Chairs of the Board’s committees also communicate regularly with the Lead Director to discuss policy issues facing Valero and the Board and to recommend agenda items for consideration at future Board meetings. The Board believes that this approach appropriately and effectively complements Valero’s combined Chief Executive Officer/Chairman structure.

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INFORMATION REGARDING THE BOARD OF DIRECTORS

Our Corporate Governance Guidelines enumerate the duties and responsibilities of the Lead Director, which include: (a) serving as a liaison between the Chairman and the independent directors, (b) consulting with the Chairman on agendas for board meetings, (c) reviewing and approving information sent to the Board as and when appropriate, (d) the authority to call meetings of the independent directors, (e) setting agendas and leading the discussion of regular executive session meetings of the Board outside the presence of management and providing feedback regarding these meetings to the Chairman, and (f) receiving, reviewing, and acting upon communications from stockholders or other interested parties when those interests should be addressed by a person independent of management.

Risk Oversight

The Board considers oversight of Valero’s risk management to be a responsibility of the full Board. The Board’s role in risk oversight includes receiving regular reports from its committees and from members of senior management on areas of material risk to Valero, or to the success of a particular project or endeavor under consideration, including operational, financial, legal, regulatory, strategic, political, reputational, environmental, cybersecurity, and climate-related risks. For example, the Board recently completed a review with management of Valero’s policies and procedures concerning issues of workplace diversity, sexual harassment and discrimination, and ensuring a safe workplace.

The full Board (or appropriate Board committee) regularly receives reports from management to enable the Board (or committee) to assess Valero’s risk identification, risk management, and risk mitigation strategies. When a report is vetted at the committee level, the chair of that committee thereafter reports on the matter to the full Board. This enables to the Board and its committees to coordinate the Board’s risk oversight role. The Board also believes that risk management is an integral part of Valero’s annual strategic planning process, which addresses, among other things, the risks and opportunities facing Valero in the long term.

One of the Audit Committee’s responsibilities is to discuss with management Valero’s major financial risk exposures and the steps Valero has taken to monitor and control those exposures, including our risk assessment and risk management policies. In this regard, our chief audit officer prepares a comprehensive risk assessment report and reviews that report with the Audit Committee. This report identifies material business risks for Valero and identifies Valero’s internal controls that respond to and mitigate those risks. Valero’s management regularly evaluates these controls, and the Audit Committee is provided regular updates regarding the effectiveness of the controls. The Audit Committee also has oversight responsibility regarding management’s annual assessment of, and report on, Valero’s internal control over financial reporting. In addition, senior management reports regularly to the Audit Committee regarding Valero’s initiatives and strategies respecting cybersecurity and information technology risks.

Our Nominating/Governance and Public Policy Committee reviews our policies and performance in areas of employee and contractor safety, environmental compliance, governmental affairs, reputation management, climate-related risks and opportunities, and policy matters generally. Valero’s General Counsel and the Vice President Public Policy & Strategic Planning attend all meetings of the Committee. In addition, members from senior management report, at least annually, to the Committee regarding Valero’s safety and environmental risks, strategies, and assessments. The Committee also assists the Board in oversight of Valero’s climate-related risks and opportunities (described further in “Climate Change Disclosure” below).

Our Compensation Committee assesses the risk of our compensation programs. Our compensation consultant regularly attends meetings of the Committee to provide updates on compensation related risks and trends. See also, “Risk Assessment of Compensation Programs” elsewhere in this proxy statement.

2018 PROXY STATEMENT	7

    CLIMATE CHANGE DISCLOSURE

In 2017, the Financial Stability Board’s Task Force on Climate-related Financial Disclosure (TCFD) issued its final recommendations on reporting climate-related financial information. Valero is presently at work preparing drafts of a report—with ongoing Board oversight led by the Nominating/Governance and Public Policy Committee—that is aligned with the main principles outlined in the recommendations of the TCFD. We plan to include the results of a stress-test of our business against the International Energy Agency’s hypothetical 450 Scenario (also known as the “2 degree scenario”). Following the full Board’s final review of the report, we expect to publish our report in the third quarter of 2018.

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    PROPOSAL NO. 1—ELECTION OF DIRECTORS

      (ITEM 1 ON THE PROXY CARD)

We do not have a classified board. Each of our directors stands for election every year at the annual meeting of stockholders. If elected at the 2018 Annual Meeting, all of the nominees listed below will serve as director for a one-year term expiring at the 2019 annual meeting of stockholders. The persons named on the proxy card intend to vote for the election of each of these nominees unless you direct otherwise on your proxy card.

The Board recommends a vote “FOR” all nominees.

Majority Voting. Under our bylaws, each director to be elected under this proposal will be elected by the vote of the majority of the votes cast at the Annual Meeting, if a quorum is present. For this purpose, a “majority of the votes cast” means that the number of shares voted “for” a director’s election exceeds 50 percent of the number of votes cast with respect to that director’s election. Votes “cast” exclude abstentions. If any nominee is unavailable as a candidate at the time of the Annual Meeting, either the number of directors constituting the full Board will be reduced to eliminate the resulting vacancy, or the persons named as proxies will use their best judgment in voting for any available nominee.

Information Concerning Nominees and Directors

Each of the following is a nominee for election as a director at the Annual Meeting. There is no family relationship among any of the executive officers or nominees for director. There is no arrangement or understanding between any director or any other person pursuant to which the director was or is to be selected a director or nominee. Susan Kaufman Purcell, who currently serves as director, will retire from the Board on the date of the Annual Meeting.

Directors	Director Since	Age as of 12/31/2017
Joseph W. Gorder, Chairman of the Board, President, and Chief Executive Officer	2014	60
H. Paulett Eberhart	2016	64
Kimberly S. Greene	2016	51
Deborah P. Majoras	2012	54
Donald L. Nickles	2005	69
Philip J. Pfeiffer	2012	70
Robert A. Profusek	2005	67
Stephen M. Waters	2008	71
Randall J. Weisenburger	2011	59
Rayford Wilkins, Jr.	2011	66

2018 PROXY STATEMENT	9

PROPOSAL NO. 1—ELECTION OF DIRECTORS

For information regarding the nominees’ Common Stock holdings, compensation, and other arrangements, see “Information Regarding the Board of Directors,” “Beneficial Ownership of Valero Securities,” “Compensation Discussion and Analysis,” and “Compensation of Directors” elsewhere in this proxy statement.

Nominees.

Age: 60 Director Since: 2014 Chairman

JOSEPH W. GORDER

Biographical Information

Mr. Gorder is Valero’s Chairman of the Board, President, and Chief Executive Officer. He was first elected to the Board in February 2014. He became Valero’s Chief Executive Officer on May 1, 2014, and Chairman of the Board on December 31, 2014. Previously he served as Valero’s President and Chief Operating Officer since November 2012. Prior to that, Mr. Gorder was Executive Vice President and Chief Commercial Officer beginning in January 2011, and led Valero’s European operations from its London office. Beginning in December 2005, he was Executive Vice President–Marketing and Supply. Mr. Gorder has held several positions with Valero and Ultramar Diamond Shamrock Corporation (UDS) with responsibilities for corporate development and marketing. Mr. Gorder is also Chief Executive Officer and Chairman of the Board of Valero Energy Partners GP LLC, the general partner of Valero Energy Partners LP (NYSE: VLP), a midstream logistics master limited partnership formed by Valero in 2013. He also serves on the board of directors of Anadarko Petroleum Corporation (NYSE: APC).

Qualifications:

Mr. Gorder’s pertinent experience, qualifications, attributes, and skills include his multiple years of experience in the refining industry during his years of service with UDS and Valero.

Age: 64 Director Since: 2016 Committee: Audit

H. PAULETT EBERHART

Biographical Information

Ms. Eberhart is Chairman and Chief Executive Officer of HMS Ventures, a privately held business involved with technology services and the acquisition and management of real estate. From January 2011 through March 2014, she served as President and Chief Executive Officer of CDI Corp. (NYSE: CDI), a provider of engineering and information technology outsourcing and professional staffing services. She served as a consultant to CDI from April 2014 through December 2014. Ms. Eberhart also served as Chairman and Chief Executive Officer of HMS Ventures from January 2009 until January 2011. She served as President and Chief Executive Officer of Invensys Process Systems, Inc. (Invensys), a process automation company, from January 2007 to January 2009. From 1978 to 2004, she was an employee of Electronic Data Systems Corporation (EDS), an information technology and business process outsourcing company, and held roles of increasing responsibility, including senior level financial and operating roles. From 2003 until March 2004, Ms. Eberhart was President of Americas of EDS, and from 2002 to 2003 she served as President of Solutions Consulting at EDS. Ms. Eberhart is a Certified Public Accountant and serves as a director of Anadarko Petroleum Corporation (NYSE: APC) and LPL Financial Holdings Inc. (NASDAQ: LPLA). In the past five years she also served on the boards of CDI, Cameron International Corporation (NYSE: CAM), Ciber, Inc. (NYSE: CBR), and Advanced Micro Devices, Inc. (NASDAQ: AMD).

Qualifications:

Ms. Eberhart’s pertinent experience, qualifications, attributes, and skills include executive management and leadership skills attained as a CEO of public and private companies, expertise and experience in information technology, and financial literacy and expertise attained in her service as a financial executive and Certified Public Accountant.

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PROPOSAL NO. 1—ELECTION OF DIRECTORS

Age: 51 Director Since: 2016 Committee: Nom/Gov

KIMBERLY S. GREENE

Biographical Information

Ms. Greene is Executive Vice President and Chief Operating Officer of the Southern Company (NYSE: SO), a position she has held since March 2014. Prior to that, she was President and Chief Executive Officer of Southern Company Services, Inc. Prior to rejoining Southern Company in April 2013, she was Executive Vice President and Chief Generation Officer of Tennessee Valley Authority (TVA). While at TVA, she served as Chief Financial Officer, Executive Vice President of financial services and Chief Risk Officer, as well as Group President for strategy and external relations. Ms. Greene began her career at Southern Company in 1991 and held positions of increasing responsibility in the areas of engineering, strategy, finance, and wholesale marketing, including Senior Vice President and Treasurer of Southern Company Services, Inc. from 2004 to 2007.

Qualifications:

Ms. Greene’s pertinent experience, qualifications, attributes, and skills include executive managerial experience she has attained serving as an executive officer of other public and private companies, regulatory knowledge and expertise attained through her positions of responsibility in highly regulated industries, and financial literacy and expertise attained in her service as a financial executive.

Age: 54 Director Since: 2012 Committee: Nom/Gov (Chair)

DEBORAH P. MAJORAS

Biographical Information

Ms. Majoras has been Chief Legal Officer and Secretary of The Procter & Gamble Company (P&G) (NYSE: PG) since 2010. She joined P&G in 2008 as Senior Vice President and General Counsel. Previously she served as Chair of the Federal Trade Commission from 2004 until 2008. From 2001 to 2004, Ms. Majoras was Deputy Assistant Attorney General in the U.S. Department of Justice, Antitrust Division. Ms. Majoras joined the law firm of Jones Day in 1991, and became a partner in 1999. Ms. Majoras serves on the boards of The Christ Hospital Health Network, the Cincinnati Legal Aid Society, Westminster College, and the Leadership Council on Legal Diversity.

Qualifications:

Ms. Majoras’s pertinent experience, qualifications, attributes, and skills include regulatory knowledge and expertise attained through her positions with the federal government; expertise in legal matters, leadership, and management skills attained while acting as an officer of a major U.S. publicly traded corporation and a partner with Jones Day; and leadership and management skills attained while serving as director or trustee of numerous non-profit organizations and a member of Valero’s Board since 2012.

Age: 69 Director Since: 2005 Committee: Nom/Gov

DONALD L. NICKLES

Biographical Information

Senator Nickles retired as U.S. Senator from Oklahoma in 2005 after serving in the U.S. Senate for 24 years. He had also served in the Oklahoma State Senate for two years. During his tenure as a U.S. Senator, he was Assistant Republican Leader for six years, Chairman of the Republican Senatorial Committee, and Chairman of the Republican Policy Committee. He served as Chairman of the Budget Committee and as a member of the Finance and Energy and Natural Resources Committees. In 2005, he formed and is the Chairman and Chief Executive Officer of The Nickles Group, a Washington-based consulting and business venture firm. Senator Nickles also serves on the Board of Trustees of Washington Mutual Investors Fund (AWSHX).

Qualifications:

His pertinent experience, qualifications, attributes, and skills include extensive political, legislative and regulatory knowledge and expertise attained through his years of service as a U.S. Senator; the experience attained through his service on the boards of other public companies; the knowledge and experience he has attained from serving as founder and chief executive officer of a consulting and business venture firm; and the knowledge and experience he has attained through his service on Valero’s Board.

2018 PROXY STATEMENT	11

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Age: 70 Director Since: 2012 Committee: Compensation

PHILIP J. PFEIFFER

Biographical Information

Mr. Pfeiffer is Of Counsel in the San Antonio office of Norton Rose Fulbright LLP, where he was Partner-in-Charge for 25 years and led the office’s labor and employment practice. Through his 45+ years with the firm, Mr. Pfeiffer assisted employers in traditional management–union matters, complex civil rights matters, employment discrimination cases, affirmative action compliance, employment torts, alternative dispute resolution, employment contracts, and ERISA litigation. He is a director and past Chair of the Board of Southwest Research Institute, a non-profit contract research corporation based in San Antonio, Texas. He serves or has served on the boards of many other non-profit organizations including the United Way of San Antonio and Bexar County, St. Mary’s University, San Antonio Medical Foundation, Texas Research and Technology Foundation, The Children’s Hospital of San Antonio Foundation, Alamo Area Council of Boy Scouts, and the Cancer Therapy and Research Center.

Qualifications:

Mr. Pfeiffer’s pertinent experience, qualifications, attributes, and skills include expertise in legal matters, including labor and employment issues, leadership and management skills attained while acting as Partner-in-Charge of a law office, and serving as chairman, director, or trustee of numerous non-profit organizations and his service on Valero’s Board.

Age: 67 Director Since: 2005 Lead Director Committee: Compensation

ROBERT A. PROFUSEK

Biographical Information

Mr. Profusek is a partner of the Jones Day law firm where he chairs the firm’s global mergers and acquisitions practice. His law practice focuses on mergers, acquisitions, takeovers, restructurings, and corporate governance matters. Mr. Profusek is also the lead independent director of CTS Corporation (NYSE: CTS). He served as a director of the managing general partner of Valero L.P. (now known as NuStar Energy L.P.) from 2001–2005.

Qualifications:

Mr. Profusek’s pertinent experience, qualifications, attributes, and skills include: expertise in legal matters, including corporate governance; capital markets expertise attained through his extensive experience in mergers and acquisitions and financing activities; managerial experience attained through his leadership roles with Jones Day; the knowledge and experience he has attained through his service as a director of other NYSE-listed companies; and the knowledge and experience he has attained through his service on Valero’s Board.

Age: 71 Director Since: 2008 Committee: Audit

STEPHEN M. WATERS

Biographical Information

Mr. Waters has been the managing partner of Compass Partners Advisers LLP (Compass Partners) and its predecessor partnerships since 1996 and was the Chief Executive of Compass Partners European Equity Fund from 2005 to 2013. From 1988 to 1996, he served in several capacities at Morgan Stanley, including Co-Head of the Mergers and Acquisitions department from 1990 to 1992, Co-Chief Executive Officer of Morgan Stanley Europe from 1992 to 1996, and as a member of its worldwide Firm Operating Committee from 1992 to 1996. From 1974 to 1988, he was with Lehman Brothers, co-founding the Mergers and Acquisitions department in 1977, becoming a partner in 1980, and serving as Co-Head of the Mergers and Acquisitions department from 1985 to 1988. Mr. Waters is also Chairman of Boston Private Financial Holdings, Inc. (NASDAQ: BPFH).

Qualifications:

His pertinent experience, qualifications, attributes, and skills include: financial literacy and expertise, capital markets expertise, and managerial experience gained through his mergers and acquisitions experience and leadership roles with investment banking firms; and the knowledge and experience he has attained through his service on Valero’s Board and on other public company boards.

12

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Age: 59 Director Since: 2011 Committee: Audit (Chair)

RANDALL J. WEISENBURGER

Biographical Information

Mr. Weisenburger is the managing member of Mile26 Capital, LLC, a hedge fund based in Greenwich, Connecticut. He served as Executive Vice President and Chief Financial Officer of Omnicom Group Inc. (NYSE: OMC) from 1998 until September 2014. Prior to joining Omnicom, he was a founding member of Wasserstein Perella and a former member of First Boston Corporation. At Wasserstein Perella, Mr. Weisenburger specialized in private equity investing and leveraged acquisitions, and in 1993, he became President and CEO of the firm’s private equity subsidiary. His other corporate board service includes Carnival Corporation and Carnival plc (NYSE: CCL) and Acosta Sales and Marketing (privately held). He is a member of the Board of Overseers for the Wharton School of Business at the University of Pennsylvania.

Qualifications:

His pertinent experience, qualifications, attributes, and skills include financial literacy and expertise, capital markets expertise, managerial experience he has attained serving as an executive officer of other public companies, and the experience he has attained from service on Valero’s Board and on other public company boards.

Age: 66 Director Since: 2011 Committee: Compensation (Chair)

RAYFORD WILKINS, JR.

Biographical Information

Mr. Wilkins previously served as CEO of Diversified Businesses of AT&T Inc. (NYSE: T), where he was responsible for international investments, AT&T Interactive, AT&T Advertising Solutions, customer information services, and the consumer wireless initiative in India. He retired from AT&T at the end of March 2012. Mr. Wilkins held several other leadership positions at AT&T and its predecessor companies, including Group President and CEO of SBC Enterprise Business Services and President and CEO of SBC Pacific Bell. He also serves on the boards of Morgan Stanley (NYSE: MS) and Caterpillar Inc. (NYSE: CAT), and the Advisory Council of the McCombs School of Business at the University of Texas at Austin.

Qualifications:

His pertinent experience, qualifications, attributes, and skills include managerial experience he has attained serving as an executive officer of other public companies, international business acumen he has attained from his responsibilities as executive officer and director for international business concerns, and the experience he has attained from service on Valero’s Board and on other public company boards.

2018 PROXY STATEMENT	13

    IDENTIFICATION OF EXECUTIVE OFFICERS

The following are Valero’s executive officers (for purposes of Rule 3b-7 under the Securities Exchange Act of 1934). As used in this proxy statement, our “named executive officers” are the five persons listed in the Summary Compensation Table. There is no arrangement or understanding between any executive officer listed below or any other person under which the executive officer was or is to be selected as an officer.

	Officer Since	Age as of 12/31/2017
Joseph W. Gorder, President and Chief Executive Officer	2003	60
Jay D. Browning, Executive Vice President and General Counsel	1997	59
Michael S. Ciskowski, Executive Vice President and Chief Financial Officer	1998	60
R. Lane Riggs, Executive Vice President and Chief Operating Officer	2011	52
Gary K. Simmons, Senior Vice President–Supply, International Operations and Systems Optimization	2011	53

Mr. Gorder. Mr. Gorder’s biographical information is stated above under the caption “Information Concerning Nominees and Directors—Nominees.”

Mr. Browning was elected Executive Vice President and General Counsel effective May 1, 2014. He was elected Senior Vice President and General Counsel in November 2012. He previously served as Senior Vice President–Corporate Law and Secretary from 2006 to 2012. Mr. Browning was elected Vice President of Valero in 2002, and was first elected as Secretary in 1997. He also serves as Executive Vice President and General Counsel of Valero Energy Partners GP LLC.

Mr. Ciskowski has served as Executive Vice President and Chief Financial Officer of Valero since August 2003. Before that, he served as Executive Vice President–Corporate Development since April 2003, and Senior Vice President in charge of business and corporate development since 2001.

Mr. Riggs was elected Executive Vice President and Chief Operating Officer effective January 1, 2018. Prior to that, he served as Executive Vice President–Refining Operations and Engineering since 2014, and Senior Vice President–Refining Operations since 2011. His previous positions included Senior Vice President–Crude, Feedstock Supply & Trading and Vice President–Refinery Planning & Economics for Valero’s refining division. Mr. Riggs also serves on the board of directors of Valero Energy Partners GP LLC.

Mr. Simmons was elected Senior Vice President–Supply, International Operations and Systems Optimization effective May 1, 2014. He previously served as Vice President–Crude and Feedstock Supply and Trading from 2012 to 2014, and Vice President–Supply Chain Optimization from 2011 to 2012. Mr. Simmons joined Valero in 1987 as a process engineer and has since held many leadership positions including Vice President and General Manager of Valero’s Ardmore and St. Charles refineries.

Mr. Ciskowski has elected to retire from his position as Executive Vice President and Chief Executive Officer effective May 3, 2018. The Board has elected Donna M. Titzman as Executive Vice President and Chief Financial Officer to succeed Mr. Ciskowski effective May 3, 2018. Ms. Titzman, age 54, has 32 years of experience with Valero. Since 2013, she has served as Senior Vice President and Treasurer where she has responsibility for banking, cash management, customer credit, investment management, and risk management. She joined Valero in 1986 and held various leadership positions before being elected Treasurer in 1998, and Vice President and Treasurer in 2001. Ms. Titzman also serves as Director, Senior Vice President, Chief Financial Officer and Treasurer of Valero Energy Partners GP LLC. Ms. Titzman is a Certified Public Accountant.

14

    BENEFICIAL OWNERSHIP OF VALERO SECURITIES

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

This table lists the beneficial ownership of our Common Stock as of February 1, 2018, by each nominee for director, each current director, each executive officer named in the Summary Compensation Table, and all current directors and executive officers of Valero as a group. No executive officer, director, or nominee for director owns any class of equity securities of Valero other than Common Stock. None of the shares listed below are pledged as security. The address for each person is One Valero Way, San Antonio, Texas 78249.

Name of Beneficial Owner	Shares Held (1)	Shares Under Options (2)	Total Shares	Percent of Class
Jay D. Browning	218,512	34,766	253,278	*
Michael S. Ciskowski	215,955	150,260	366,215	*
H. Paulett Eberhart	4,795	—	4,795	*
Joseph W. Gorder	442,639	246,790	689,429	*
Kimberly S. Greene	4,795	—	4,795	*
Deborah P. Majoras	20,364	—	20,364	*
Donald L. Nickles	26,849	—	26,849	*
Philip J. Pfeiffer	21,207	—	21,207	*
Robert A. Profusek	38,680	—	38,680	*
Susan Kaufman Purcell	9,866	—	9,866	*
R. Lane Riggs	146,820	2,667	149,487	*
Gary K. Simmons	119,859	1,750	121,609	*
Stephen M. Waters	9,464	—	9,464	*
Randall J. Weisenburger	29,799	—	29,799	*
Rayford Wilkins, Jr.	31,409	—	31,409	*
Directors and current executive officers as a group (15 persons)	1,341,013	436,233	1,777,246	*

*	Indicates that the percentage of beneficial ownership does not exceed 1% of the class.

(1)	Includes shares allocated under the Thrift Plan and shares of restricted stock. For Mr. Browning, the balance shown also includes shares held by his spouse. For Mr. Ciskowski, the balance shown also includes shares held by an entity that he controls. The balance shown for Mr. Waters does not include 2,940 shares held in a trust for which his spouse serves as trustee (Mr. Waters disclaims beneficial ownership of those shares).

(2)	Represents shares of Common Stock that may be acquired under outstanding stock options currently exercisable and that are exercisable within 60 days from February 1, 2018. Shares subject to options may not be voted unless the options are exercised.

2018 PROXY STATEMENT	15

BENEFICIAL OWNERSHIP OF VALERO SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

This table describes each person or group of affiliated persons known to be a beneficial owner of more than five percent of our Common Stock as of December 31, 2017. The information is based on reports filed by such persons with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York NY 10055	39,381,334	(1)	9.0%
The Vanguard Group 100 Vanguard Blvd Malvern PA 19355	34,226,762	(2)	7.8%
State Street Corporation State Street Financial Center One Lincoln Street Boston MA 02111	24,183,101	(3)	5.5%

(1)	BlackRock, Inc. filed with the SEC an amended Schedule 13G on February 8, 2018, reporting that it or certain of its affiliates beneficially owned in the aggregate 39,381,334 shares, for which it had sole voting power for 33,974,760 shares and sole dispositive power for 39,381,334 shares.

(2)	The Vanguard Group filed with the SEC a Schedule 13G on February 9, 2018, reporting that it or certain of its affiliates beneficially owned in the aggregate 34,226,762 shares, for which it had sole voting power for 613,802 shares, shared voting power for 107,287 shares, sole dispositive power for 33,517,299 shares, and shared dispositive power for 709,463 shares.

(3)	State Street Corporation filed with the SEC a Schedule 13G on February 13, 2018, reporting that it or certain of its affiliates beneficially owned in the aggregate 24,183,101 shares, for which it had shared voting power and shared dispositive power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and greater than 10 percent stockholders to file with the SEC certain reports of ownership and changes in ownership of our Common Stock. We believe that all Section 16(a) reports applicable to our executive officers, directors, and greater than 10 percent stockholders for 2017 were filed on time.

16

    RISK ASSESSMENT OF COMPENSATION PROGRAMS

We believe that our incentive compensation programs effectively balance risk and reward. When assessing risk, we consider both cash compensation payable under our annual incentive bonus plan as well as long-term incentives that are awarded under our stock incentive plan. We also consider the mix of award opportunities (i.e., short- versus long-term), performance targets and metrics, the target-setting process, and the administration and governance associated with our plans. We do not believe that our compensation policies and practices are reasonably likely to have an adverse effect on Valero. Features of our compensation programs that we believe mitigate excessive risk taking include:

•	the mix between fixed and variable, annual and long-term, and cash and equity compensation, designed to encourage strategies and actions that are in Valero’s long-term best interests;
•	determination of incentive awards based on a variety of indicators of performance, thus diversifying the risk associated with a single indicator of performance;
•	incorporation of relative total stockholder return into our incentive program, calibrating pay and performance relationships to companies facing the same or similar market forces as Valero;
•	multi-year vesting periods for equity incentive awards, which encourage focus on sustained growth and earnings;
•	maximum payout ceilings under our annual bonus program and performance share awards;
•	restricted stock awards that help contain volatility of incentive awards and further align executives’ interests with long-term stockholder value creation; and
•	our compensation-related policies, including our executive compensation “clawback” policy and stock ownership guidelines (discussed under the caption “Compensation Discussion and Analysis—Compensation Related Policies”).

2018 PROXY STATEMENT	17

    COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Committee Report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any of Valero’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on the foregoing review and discussions and such other matters the Compensation Committee deemed relevant and appropriate, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Rayford Wilkins, Jr., Chair

Philip J. Pfeiffer

Robert A. Profusek

Compensation Discussion and Analysis—Overview

Company Overview

Valero strives to be the premier operator within the refining industry with a focus on creating value for its stockholders while serving the needs of all stakeholders. Sustained profitability within the fuels manufacturing and marketing business, in which operating margins are primarily influenced by volatile commodity prices, requires a sound business strategy, organizational discipline, and a committed workforce.

VALERO’S STRATEGY FOR VALUE CREATION

•	Maintain manufacturing excellence through safe, reliable, environmentally responsible operations.
•	Utilize a disciplined capital allocation that delivers distinctive financial results and peer-leading returns to stockholders.
•	Grow earnings through market expansion, margin improvement and operating cost control.

18

COMPENSATION DISCUSSION AND ANALYSIS

Company Performance

In several key areas, Valero achieved in 2017 its best-ever safety and performance levels, in some cases, extending or exceeding record performance levels achieved in 2016. This performance demonstrates Valero’s continuing commitment to being the premier operator within the industry.

OPERATIONAL AND SAFETY PERFORMANCE DRIVES PROFITABILITY

Operating safely and reliably is Valero’s highest priority and is critically important to maximizing profitability. Ongoing improvement and excellent performance in key operational and safety measures have enabled Valero to improve its earnings capabilities and realize industry-leading returns. The following charts demonstrate Valero’s multi-year improvement in performance resulting from strategic investments in and a disciplined focus on operational improvement, maintenance and safety programs.

2018 PROXY STATEMENT	19

COMPENSATION DISCUSSION AND ANALYSIS

Footnotes:

[1]	Compares year over year stock price change based on the closing stock price on the final trading day in December for each year.
[2]	XLE includes refining peers PSX, MPC, ANDV and 28 other energy companies.
[3]	Primarily composed of downstream oil and gas peers, as described in the “Benchmarking Data” section of this document.

20

COMPENSATION DISCUSSION AND ANALYSIS

Valero seeks to be the leader among its peers in stockholder returns and makes operational and capital allocation decisions in support of this objective. Through targeted share buybacks and sustainable dividend growth, Valero has prioritized the delivery of cash returns to stockholders.

As a result of Valero’s performance and capital allocation decisions, Valero’s Total Stockholder Return1 (TSR) leads all companies within the XLE2 energy index constituency over the past three years.

Footnotes:

[1]	TSR from Dec 31, 2014, through Dec 27, 2017. TSR includes stock price appreciation and dividends paid.
[2]	XLE includes refining peers PSX, MPC, ANDV and 28 other energy companies.

2018 PROXY STATEMENT	21

COMPENSATION DISCUSSION AND ANALYSIS

Company Performance Highlights—2017

Alignment of Executive Pay to Company Performance

Valero’s executive pay program is designed to reward executives for superior company performance. The program design emphasizes variable incentive pay (delivered through annual and long-term incentives) such that an executive’s ultimate realizable pay is significantly dependent upon the achievement of both absolute and relative performance measures.

VALERO’S COMPENSATION PHILOSOPHY

Tightly link company performance and executive pay
Align the interests of executives and shareholders
Manage risk and adopt best practices in executive pay

Balance compensation over short- and long-term
Facilitate retention of top executive talent

22

COMPENSATION DISCUSSION AND ANALYSIS

ELEMENTS OF EXECUTIVE COMPENSATION—SUMMARY

The primary elements of our 2017 executive compensation program are summarized in the table below.

Element	Form		Key Characteristics
Base Salary	Cash	•	Takes into consideration scope and complexity of the role, peer market data, experience of the incumbent, and individual performance
		•	Aligned with competitive practices in order to support recruitment and retention of top talent
Annual Bonus Plan	Performance-Based Cash	•

Variable component of annual pay focused on achievement of short-term annual financial, operational and strategic objectives that are critical drivers for safe and reliable operations, returns to stockholders, and the disciplined use of capital

Long-term Incentive Program	Performance Shares (50%)	•	Measures relative Total Shareholder Return (TSR) against nine-company Performance Peer group across a three-year period
		•	Incentivizes shareholder returns
		•	Value delivered is driven by performance relative to relevant peers in industry
	Restricted Stock (50%)	•	Vests 1/3 per year over three years
		•	Value delivered is driven by absolute performance of company stock
		•	Aids in retention of critical talent

⬛ Fixed    ⬛ Variable

2018 PROXY STATEMENT	23

COMPENSATION DISCUSSION AND ANALYSIS

*	Base salary plus target bonus plus target long-term incentives value.

PAY FOR PERFORMANCE ALIGNMENT RELATIVE TO PEERS

The table below shows relative pay and performance versus peers over the three- and five-year periods ending 2016 (the most recent year for which both performance and disclosed executive pay was available for all comparator companies). Valero’s pay results are generally aligned with performance results, but realizable compensation values for executives fall at a lower percentile versus peers than does Valero’s performance.

Valero’s Percentile Ranking vs. Peers[1]
Timeframe	Role	Relative Performance vs. Peers	Relative Pay[2] vs. Peers
3 Years	CEO	91st percentile	64th percentile
	Top-5 Executives	89th percentile	56th percentile
5 Years	CEO	91st percentile	73rd percentile
	Top-5 Executives	89th percentile	78th percentile

Footnotes:

1	Compensation Comparator Group of 11 peers as described in the “Benchmarking Data” section of this document.
2	Represents “realizable” pay as reported in company annual proxies and includes: salaries; annual bonuses earned; long-term incentive awards that have vested or been exercised; the increase/decrease in long-term incentive awards that are still outstanding; and one-off payments like severance to outgoing executives and sign-on awards for incoming executives.

24

COMPENSATION DISCUSSION AND ANALYSIS

The chart below illustrates the CEO three-year relationship between relative pay and relative performance versus the peers (referenced in the preceding table).

Compensation Discussion and Analysis—Detail

Adoption of Compensation Governance Best Practices

We use executive pay arrangements that are commonly recognized as best practices. Our executive pay program includes these leading practices.

PAY FOR PERFORMANCE

•	Incentive compensation (annual bonus and long-term incentives) represents the majority (ranging from 70 percent to 88 percent) of the targeted direct compensation of our named executive officers.
•	We target 50 percent of the long-term incentive value granted to our named executive officers to be awarded in the form of performance shares tied to relative TSR performance.

STOCKHOLDER ALIGNMENT

•	We use multiple performance metrics to motivate achievements that complement one another and that contribute to the long-term creation of stockholder value.
•	Our executive officers and directors are subject to meaningful stock ownership guidelines.
•	We engage in stockholder outreach to solicit the input of stockholders to our pay programs.

2018 PROXY STATEMENT	25

COMPENSATION DISCUSSION AND ANALYSIS

PROGRAM DESIGN

•	Incentives are balanced between absolute performance goals (rewarding the achievement of pre-established goals) and relative measures (linking the incentives to surpassing the performance of our peers).
•	We have maximum payout ceilings on both our annual bonus opportunities and our performance shares.
•	Our executive pay programs include design features that mitigate against the risk of inappropriate behaviors.

PAY BENCHMARKING

•	Valero’s revenues and market capitalization are within a reasonable range of the median revenues and market capitalization of the peer group of companies within our industry against which we benchmark our executives’ pay, reflecting that we make pay comparisons in a size-appropriate fashion.
•	We benchmark against the median pay levels of the peer group for each of base pay, annual bonus, and long-term incentives.

AVOID PROBLEMATIC PAY PRACTICES

•	We have eliminated all change-in-control gross ups for potential parachute excise taxes and maintain a policy against the implementation of change-in-control arrangements that contain gross-ups.
•	We have a policy stipulating that grants of performance shares contain terms and conditions for vesting in a change-of-control context such that performance shares will vest on a partial, pro rata basis following termination of employment (rather than vesting automatically in full upon the change of control).
•	Our long-term incentive program mandates that stock options cannot be re-priced without stockholder approval.
•	Our executive officers and directors are prohibited from pledging shares of Common Stock as collateral or security for indebtedness, and may not purchase, sell, or write calls, puts, or other options or derivative instruments on shares of Common Stock.
•	We have a “clawback” policy requiring the return of incentive payments in certain restatement situations.

GOOD GOVERNANCE

•	Our Compensation Committee is composed entirely of directors who meet the independence requirements of the SEC and NYSE as well as pertinent tax requirements for preserving the deductibility of executive pay.
•	Our Compensation Committee retains the services of an independent executive compensation consultant that provides services directly to the Committee.
•	We conduct an annual say-on-pay vote as recommended by our stockholders.
•	We have a declassified board of directors.
•	Our Board has approved a limitation on the amount of equity compensation that may be paid to our non-employee directors in any year.
•	We engaged a third-party to conduct a review of our governance documents and committee charters, and we adopted revisions thereto, to ensure compliance with regulatory requirements and alignment with best practices.
•	In 2016, we adopted amendments to our Bylaws granting proxy access to our stockholders.
•	In 2017, we adopted amendments to our Bylaws to permit stockholders to call special meetings of stockholders.
•	In 2017, our Board approved amendments to our charter documents to remove supermajority vote requirements. See Proposal No. 4—Amend Valero’s Restated Certificate of Incorporation to Remove Supermajority Vote Requirements.
•	In 2017, our Board approved amendments to our charter documents to permit stockholders to act by written consent. See Proposal No. 5—Amend Valero’s Restated Certificate of Incorporation to Permit Stockholders to Act by Written Consent.

Dialogue With Stockholders

Valero’s strong corporate governance principles, implemented under the guidance of the Board, are a major driving force in encouraging constructive dialogue with stockholders and other stakeholders. Valero’s senior management team reaches out to stockholders for dialogue concerning our compensation programs and other matters of concern to our stockholders. We believe that our stockholder outreach efforts have been constructive and have provided management with insight on executive compensation issues that are important to our stockholders. These discussions also provided management with the opportunity to review our executive compensation practices and explain the principles on which they were designed.

26

COMPENSATION DISCUSSION AND ANALYSIS

Administration of Executive Compensation Programs

Our executive compensation programs are administered by our Board’s Compensation Committee. The Committee is composed of three independent directors from our Board. They do not participate in our executive compensation programs. Policies adopted by the Committee are implemented by our compensation and benefits staff. In 2017, the Committee retained Exequity LLP as an independent compensation consultant for executive and director compensation matters. The nature and scope of the consultant’s services are described above under the caption, “Compensation Consultant Disclosures.”

BENCHMARKING DATA

The Compensation Committee uses peer group compensation data to assess benchmarks of base salary, annual incentive compensation, and long-term incentive compensation. The Committee uses the Compensation Comparator Group (further described below) to benchmark compensation for our named executive officers. This reference is sometimes referred to in this proxy statement as “compensation survey data” or “competitive survey data.”

Compensation Comparator Group

The Compensation Comparator Group comprises the following companies that engage in U.S. domestic oil and gas operations:

Andeavor	Marathon Oil Corporation
BP p.l.c.	Marathon Petroleum Corporation
Chevron Corporation	Murphy Oil Corporation
Exxon Mobil Corporation	Phillips 66
Hess Corporation	Royal Dutch Shell plc
HollyFrontier Corporation

We believe that the Compensation Comparator Group is relevant to our business because we compete with the member companies for talent at every level from entry-level employees to senior executives. We believe that our pay comparisons are size-appropriate because the median revenues and market capitalization of the Compensation Comparator Group are both within a reasonable range of Valero’s revenues and market capitalization and in 2017, both were below. Our understanding of this group’s compensation programs and levels is vitally important in order to remain competitive in the market for employee talent. We believe that given Valero’s size and complexity, our employees at all levels would be qualified candidates for similar jobs at any of the companies included in this group.

Our compensation and benefits staff, under supervision of the Compensation Committee, develops recommendations for base salary, bonuses, and other compensation arrangements using the compensation survey data with assistance from Exequity. Our use of the data is consistent with our philosophy of providing executive compensation and benefits that are competitive with companies that we compete with for executive talent. In addition, the competitive compensation survey data and analyses assist the Compensation Committee in assessing our pay levels and targets relative to companies in the Compensation Comparator Group. See “Elements of Executive Compensation—Benchmarking Competitive Pay Levels” below.

Performance Peer Group

We also use a peer group for purposes of determining the relative performance of Valero’s total stockholder return (TSR). We use this relative TSR metric in our performance shares incentive program. For the 2017 performance peer group, companies were selected based on their engagement in U.S. domestic refining and marketing operations.

Our use of different peer groups for compensation and performance is based on the following. While job candidacy can transcend company size, we believe that when measuring business performance, companies with a similar business model should be included. But we also recognize that comparing the performance of Valero’s generally non-integrated operations with those of upstream and integrated oil companies can result in anomalies due to the mismatch in how similar industry-specific events can impact companies with these varying business models. In addition, there are relatively few companies in our business against which clear comparisons can be drawn, rendering a peer group composition more challenging than in most industries.

2018 PROXY STATEMENT	27

COMPENSATION DISCUSSION AND ANALYSIS

In November 2017, the Compensation Committee established a peer group for TSR measurement applicable to the 2017 awards of performance shares (with TSR measurement periods ending in 2018). Removed from the peer group for 2017 were Alon USA Energy, Inc., which was acquired in 2017 by Delek US Holdings, and Western Refining Inc., which was acquired in 2017 by Andeavor (formerly known as Tesoro Corporation). Valero is included in this peer group when results are calculated. In addition to Valero, the peer group for the 2017 award is composed of the following entities.

Andeavor	Marathon Petroleum Corporation
BP p.l.c.	PBF Energy Inc.
CVR Energy Inc.	Phillips 66
Delek US Holdings	Royal Dutch Shell plc
HollyFrontier Corporation

PROCESS AND TIMING OF COMPENSATION DECISIONS

The Compensation Committee reviews and approves all compensation targets and payments for the named executive officers each year in conjunction with Valero’s annual strategic planning meeting (October or November). The Chief Executive Officer evaluates the performance of the other executive officers and develops individual recommendations based upon the competitive survey data. The Chief Executive Officer and the Committee may make adjustments to the recommended compensation based upon an assessment of an individual’s performance and contributions to the Company. The compensation for the Chief Executive Officer is reviewed by the Compensation Committee and recommended to the Board’s independent directors for approval. This assessment is based on the competitive survey data and other factors described in this Compensation Discussion and Analysis, and adjustments may be made based upon the independent directors’ evaluation of the Chief Executive Officer’s performance and contributions.

We evaluate the total compensation opportunity offered to each executive officer at least once annually. The Compensation Committee establishes the target levels of annual incentive and long-term incentive compensation for the current fiscal year based upon its review of competitive market data provided by Exequity. The Compensation Committee also reviews competitive market data for annual salary rates for executive officer positions for the next fiscal year and recommends new salary rates to become effective the next fiscal year. The Compensation Committee may, however, review salaries or grant long-term incentive awards at other times during the year because of new appointments or promotions. Our Compensation Committee does not time the grants of long-term incentive awards around Valero’s release of undisclosed material information.

Elements of Executive Compensation

Our executive compensation programs include the following material elements:

We chose these elements to foster the potential for both current and long-term compensation opportunities and to attract and retain executive talent. We believe that variable pay (i.e., annual incentive bonus and long-term equity-based incentives that do not become a permanent part of base salary)—when delivered through appropriate incentives—is ultimately the best way to drive total compensation among our executive officers.

We believe that a significant portion of the compensation paid to our named executive officers should be incentive-based and determined by both company and individual performance. Our executive compensation program is designed to accomplish the following long-term objectives:

•	to provide compensation payouts that are tied to the performance of internal and external metrics both on a relative and absolute basis;
•	to align executives’ pay opportunities with shareholder value creation; and
•	to attract, motivate, and retain the best executive talent in our industry.

We believe that superior performance is motivated when an executive’s earn-out of his or her full compensation opportunities is contingent on achieving performance results that exceed pre-established goals and/or outperforming our industry peers.

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COMPENSATION DISCUSSION AND ANALYSIS

Our annual incentive program rewards are tied to:

•	Valero’s attainment of key financial performance measures;
•	Valero’s success in key operational and strategic measures;
•	safe operations;
•	environmental responsibility;
•	reliable operations; and
•	cost management.

Our long-term equity incentive awards are designed to tie the executive’s financial reward opportunities with increased stockholders value creation as measured by:

•	long-term stock price performance; and
•	payment of regular dividends.

Base salary is designed to provide a fixed level of competitive pay that reflects the executive officer’s primary duties and responsibilities, and to provide a base upon which incentive opportunities and benefit levels are established.

The long-term incentive awards in our compensation program include performance shares and restricted stock. We believe that incentives that drive stockholder value should also drive executive officer pay. We note that performance shares, when issued, do not assure a payout to the executive officer unless and until stockholder value is created through both company performance and TSR relative to our peers. We also believe that executive officers should hold an equity stake in the company to further motivate the creation of stockholder value, which is why we include awards of restricted stock in our long-term incentive program coupled with stock ownership guidelines.

BENCHMARKING COMPETITIVE PAY LEVELS

Our Compensation Committee benchmarks base salaries for our named executive officers against the 50th percentile (median) of competitive survey data and may make decisions to pay above or below this target based on individual circumstances (e.g., performance of the executive, internal parity, and management succession planning).

We also benchmark annual bonus, long-term incentive targets (expressed as a percentage of base salary), and total targeted pay for each executive position by reference to the 50th percentile (median) benchmark of the Compensation Comparator Group, and may make decisions to award above or below these targets based on individual circumstances (e.g., performance of the executive, internal parity, and management succession planning). We believe that preserving flexibility to award incentive opportunities above or below the median peer levels helps tailor the incentives to the executive and the role, resulting in a more customized match of competitive pay opportunities and pay-for-performance design attributes.

In addition to benchmarking competitive pay levels to establish compensation levels and targets, we also consider the relative importance of a particular management position in comparison to other management positions in the organization. In this regard, when setting the level and targets for compensation for a particular position, we evaluate that position’s scope and nature of responsibilities, size of business unit, complexity of duties and responsibilities, as well as that position’s relationship to managerial authorities throughout the management ranks of Valero.

RELATIVE SIZE OF MAJOR COMPENSATION ELEMENTS

An executive officer’s total direct compensation is structured so that realizing the targeted amount is highly contingent on Valero’s performance due to the executive’s level of at-risk pay. We use the term “total direct compensation” to refer to the sum of an executive’s base salary, targeted incentive bonus, and the target values of long-term incentive awards.

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COMPENSATION DISCUSSION AND ANALYSIS

The following charts summarize the relative target values of base salary and incentive compensation for 2017 for our named executive officers.

When setting executive compensation, the Compensation Committee considers the amount and form of compensation payable to an executive officer. The Committee seeks to achieve an appropriate balance between immediate cash rewards for the achievement of company and personal objectives and long-term incentives that align the interests of our officers with those of our stockholders. The size of each element is based on the assessment of competitive market practices as well as company and individual performance.

The Compensation Committee analyzes total direct compensation from a market competitive perspective, and then evaluates each component relative to its market reference. The Committee believes that making a significant portion of an executive officer’s incentive compensation contingent on long-term stock price performance more closely aligns the executive officer’s interests with those of our stockholders.

Because we place a large amount of total direct compensation at risk in the form of variable pay (annual bonus and long-term incentives), the Committee generally does not adjust current compensation based upon realized gains or losses from prior incentive awards or current stock holdings. For example, we normally will not change the size of a target long-term incentive grant in a particular year solely because of Valero’s stock price performance during the immediately preceding years. The Compensation Committee recognizes that the refining and marketing industry is volatile and strives to maintain a measure of predictability consistent with a substantial reliance on variable compensation structures in furtherance of a fundamental pay-for-performance philosophy.

INDIVIDUAL PERFORMANCE AND PERSONAL OBJECTIVES

The Compensation Committee evaluates the individual performance of, and performance objectives for, our named executive officers. Performance and compensation for our Chief Executive Officer are reviewed and approved by the Board’s independent directors with recommendations from the Compensation Committee. For officers other than the Chief Executive Officer, individual performance and compensation are evaluated by the Compensation Committee with recommendations from our Chief Executive Officer. Individual performance and objectives are specific to each officer position.

Criteria used to measure an individual’s performance may include assessment of objective criteria (e.g., execution of projects within budget parameters, improving an operating unit’s profitability, or timely completing an acquisition or divestiture) as well as qualitative factors such as the executive’s ability to lead, ability to communicate, and successful adherence to Valero’s stated values (i.e., commitment to safety, commitment to the environment, commitment to our communities, commitment to our employees, and commitment to our stakeholders). There are no specific weights assigned to these various elements of performance.

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COMPENSATION DISCUSSION AND ANALYSIS

BASE SALARIES

Base salaries for our named executive officers are approved by the Compensation Committee after taking into consideration median practices for comparable roles among the peer companies. The Compensation Committee also considers the recommendations of the Chief Executive Officer for officers other than the Chief Executive Officer. The base salary and all other compensation of the Chief Executive Officer are reviewed and approved by the independent directors of the Board.

Base salaries are reviewed annually and may be adjusted to reflect promotions, the assignment of additional responsibilities, individual performance, or the performance of Valero. Salaries are also periodically adjusted to remain competitive with companies within the compensation survey data. An executive’s compensation typically increases in relation to his or her responsibilities within Valero.

ANNUAL INCENTIVE BONUS

The annual incentive bonus for our named executive officers has two primary components. First, a maximum bonus pool is funded through determination of Valero’s achievement of quantitative financial performance measures. Second, a target bonus is determined for each executive based on the results of additional financial, operational, and strategic performance measures. The performance measures associated with these two components, along with consideration of the named executive officer’s individual performance, are used to determine the annual incentive bonus payout for each of the named executive officers.

To fund the annual incentive bonus pool for our named executive officers, the Compensation Committee sets quantitative company performance measures during the first quarter of the year. Valero’s performance is measured against these metrics to establish the maximum bonus amounts that can be paid under our program. In 2017, the Committee established measures that correspond to two of our business priorities: Adjusted Net Cash Provided by Operating Activities (“ANC”) and Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”). These measures establish the maximum level of funding for the bonus program. The program is funded at an amount equal to the greater of (i) ANC multiplied by 0.80 percent, or (ii) EBITDA multiplied by 0.65 percent.

The maximum bonus that can be paid to a named executive officer is based on the funding results of ANC or EBITDA. Once the maximum pool is calculated, the funded pool is allocated to each executive officer using the following percentages: 50 percent for the Chief Executive Officer (the highest paid officer), 20 percent for the second highest paid officer, and 10 percent each for the third, fourth, and fifth highest paid officers.

After these maximum funded amounts are calculated, the Compensation Committee considers the following to determine bonuses for each officer (at amounts that may not exceed the funded levels):

•	the position of the named executive officer, which is used to determine a targeted percentage of base salary that may be awarded as incentive bonus;
•	pre-established performance objectives that include a quantitative financial performance goal (Financial Performance Goal), operational performance goals (Operational Performance Goals), and qualitative goals and objectives including the effective use of capital (Strategic Company Performance Goals) for the completed fiscal year; and
•	a qualitative evaluation of the individual’s performance.

Thus, the amount of the bonus ultimately paid to a named executive officer takes into consideration (i) Valero’s achievement of the performance objectives established and approved by the Compensation Committee in the first quarter of the performance year (i.e., ANC and EBITDA) in order to fund the bonus program, and (ii) the Compensation Committee’s assessment of Valero’s and each executive’s performance in relation to the pre-established performance goals more fully described below (which provides for potential application of downward discretion by the Compensation Committee to reduce payouts below the funded pool amounts).

Financial Performance Goal

The Financial Performance Goal considered for our annual incentive bonus targets is EPS, adjusted for special items and impairments. The Compensation Committee establishes minimum, target, and maximum levels for EPS in the first quarter of the performance year. We believe that this measure appropriately reflects our business planning process and corporate philosophy regarding financial performance measurement. Valero’s performance in 2017 was $4.96 per share (versus a target of $4.15 per share).

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COMPENSATION DISCUSSION AND ANALYSIS

Operational Performance Goals

The Operational Performance Goals considered for our annual incentive bonuses, as established and approved by the Compensation Committee in the first quarter of the performance year, are measured against:

•	Valero’s achievements in the areas of health, safety, and environmental;
•	Valero’s achievements in improving refining competitiveness through improved mechanical availability; and
•	Valero’s achievements in cost management and expense control.

We believe that these measures appropriately reflect key business objectives of Valero. After completion of the fiscal year, each of the Operational Performance Goals is measured against Valero’s actual performance in these areas and the minimum, target, and maximum levels established by the Compensation Committee. Valero’s performance score for 2017 for this category was 84.77 percent (versus a target score of 40.00 percent) and reflects best-ever performance in the health, safety, and environmental, and the mechanical availability measures. For additional details on Valero’s 2017 performance versus targeted amounts for our Operational Performance Goals, see the “Annual Incentive Bonus Performance Goals” table that follows in this section.

Strategic Company Performance Goals

Valero’s Strategic Company Performance Goals were established in the first quarter of the 2017 performance year by the Chief Executive Officer. Included in these goals for 2017 was a qualitative capital-based performance measure assessed by the Compensation Committee through return on capital employed. After completion of the fiscal year, the Strategic Company Performance Goals were evaluated as a whole. Significant achievements in this area for 2017 included: (i) the creation of long-term stockholder value and the return of cash to stockholders through a quarterly cash dividend increase from $0.60 per share to $0.70 per share and $1.37 billion of common stock repurchases; (ii) the return of 74% of adjusted net cash provided by operating activities to stockholders through dividends and stock buybacks, exceeding management’s 40% payout goal; (iii) the successful sale of $508 million of midstream assets to Valero Energy Partners LP; and (iv) the successful execution of Valero’s capital expenditures plan which totaled $2.4 billion for 2017. Valero’s performance score for 2017 for this category was 20.00 percent (versus a target score of 20.00 percent).

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COMPENSATION DISCUSSION AND ANALYSIS

Valero’s Achievement of Performance Goals for 2017

The following table details the performance targets and final results of Valero’s achievements in 2017 for each of the sub-components of the bonus program’s Financial Performance Goal, Operational Performance Goals, and Strategic Goals.

Annual Incentive Bonus Performance Goals & Achievement
	Component	Weighting	Minimum	Target	Maximum	Achieved in 2017	Bonus Percent Earned (1)
Financial Performance Goal

I.	EPS,adjusted ($/share)	40.00%	$1.04	$4.15	$8.30	$4.96	53.76%

Operational

II.	Health,Safety, and Environmental (2)	13.33%					29.76%

III.	MechanicalAvailability (3)	13.33%	95.6	96.2 to 96.4	97.6	97.3	25.00%

IV.	CostManagement and Expense Control ($ in millions)	13.34%	$15.0	$60.0	$120.0	$129.9	30.01%

	subtotal	40.00%				subtotal	84.77%

Strategic

V.	CompanyGoals and Objectives (4)	20.00%					20.00%

Total		100.00%					158.53%

Footnotes:

(1)	Represents performance achieved in 2017 and component percent weighting.

(2)	Consists of 16 separately weighted health, safety, and environmental metrics across three business units. Performance “achieved” was at 99.2% of maximum.

(3)	Using the Mechanical Availability scoring from the industry-standard Solomon Associates survey in which “Target” represents performance between the 50th and 62nd percentiles.

(4)	As established by the Compensation Committee in consultation with the CEO, and includes a qualitative assessment of use of capital. Performance “achieved” was at maximum.

As a result of Valero’s 2017 EBITDA performance, the maximum bonus pool was fully funded. The final 2017 bonus amounts paid to our named executive officers were determined as a function of: (i) Valero’s performance and maximum bonus pool funding based on EBITDA performance, (ii) Valero’s performance as measured against the financial, operational, and strategic performance goals, and (iii) the Committee’s assessment of the named executive officers’ individual performance in 2017.

The following table summarizes the 2017 bonus amounts paid to our named executive officers:

	Gorder	Ciskowski	Riggs	Browning	Simmons
Base Salary (1)	$1,585,000	$930,000	$700,000	$620,000	$600,000
Bonus Target Percentage (2)	150%	110%	80%	80%	65%
Bonus Target Amount (3)	$2,377,500	$1,023,000	$560,000	$496,000	$390,000
Bonus Percentage Achieved (4)	158.53%	158.53%	158.53%	158.53%	158.53%
Earned Target Incentive Bonus (5)	$3,769,051	$1,621,762	$887,768	$786,309	$618,267
Bonus Amount Paid (6)	$3,800,000	$1,625,000	$925,000	$790,000	$620,000

Footnotes:

(1)	Base salary is the officer’s base salary at December 31, 2017.

(2)	Bonus target as a percentage of base salary.

(3)	Determined by multiplying “Bonus target percentage” times “Base salary.”

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COMPENSATION DISCUSSION AND ANALYSIS

Footnotes (cont.):

(4)	Valero’s performance score for “Bonus percentage achieved” was 158.53% based on results of the Annual Incentive Bonus Performance Goals detailed in the previous table.

(5)	Determined by multiplying “Bonus target amount” times “Bonus percentage achieved.”

(6)	As disclosed in the Summary Compensation Table. The actual amount paid was determined based on: (i) Valero’s performance and maximum bonus pool funding using EBITDA, (ii) Valero’s performance as measured against financial, operational, and strategic goals, and (iii) the Committee’s assessment of the named executive officers’ individual performance in 2017. (Based on superior EBITDA results, the maximum bonus funding is significantly greater than the final earned amounts, so the final bonus awards represent the application of the Compensation Committee’s downward discretion from the maximum bonus funding.)

LONG-TERM INCENTIVE AWARDS

We provide stock-based, long-term compensation to our executive officers through our stockholder-approved equity plan. The plan provides for a variety of stock and stock-based awards, including restricted stock which vests over a period determined by the Compensation Committee, and performance shares that vest (become non-forfeitable) upon Valero’s achievement of an objective performance goal.

For 2017, the mix of long-term incentives awarded to our named executive officers was split evenly, on a share value basis, between grants of restricted stock and awards of performance shares. We believe that these awards create a powerful link between the creation of stockholder value and executive pay delivered. In addition, we believe that the balance between absolute performance alignment through restricted shares, and the relative performance objectives underscored by the relative TSR performance shares, is appropriate. In order for executives to fully realize their targeted opportunities, Valero must both perform well and beat the stock price performance of companies in the Performance Peer Group listed above under the caption “Administration of Executive Compensation Programs—Benchmarking Data—Performance Peer Group.”

For each officer, a target amount of long-term incentives is established and is expressed as a percentage of base salary. In establishing award sizes, the Compensation Committee makes primary reference to median peer company grant levels and makes individualized determinations of award sizes based on additional factors such as: each executive’s experience and contribution to company success, internal parity, and management succession. In addition, an executive’s targeted award may be adjusted based upon the Compensation Committee’s determination of the officer’s individual performance, which (for officers other than the Chief Executive Officer) takes into consideration the recommendation of the Chief Executive Officer.

Performance Shares

For 2017, performance share targets represent 50 percent of each executive officer’s long-term incentive target on a share value basis. Performance shares are payable in shares of Common Stock on the vesting dates of the performance shares. Shares of Common Stock are earned with respect to vesting performance shares only upon Valero’s achievement of TSR objectives (measured in relation to the TSR of our peers). Shares not earned in a given performance period expire and are forfeited. Performance shares are also subject to potential forfeiture if an executive terminates his or her employment prior to vesting.

The performance shares awarded in 2017 are subject to vesting in three increments, based upon our TSR compared to our peer group during one-year, two-year, and three-year performance periods. Performance periods measure TSR based on the average closing stock prices for the 30 days of December 2 to December 31 at the beginning and end of the performance periods, including dividends. At the end of each performance period, our TSR for the period is compared to the TSR of our peer group. Consistent with typical relative TSR design conventions, shares of Common Stock are awarded based on Valero’s TSR performance versus the peers’ TSR as shown in the table below.

Percentile TSR Rank (1)	% of Performance Shares Awarded as Common Shares
1st or 2nd Position	200%
50th Percentile	100%
Last or 2nd-to-Last Position	0%

(1)	TSR performance ranking between the 2nd and 2nd-to-last positions generate payouts determined by straight-line interpolation unless ranking of 50th percentile is achieved, which pays out at 100%.

Additional shares of Common Stock may be earned based on the accumulated value of dividends paid on Valero’s Common Stock during the pertinent performance period. The amount of accumulated dividends is multiplied by the earned percentage payout (if any)

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COMPENSATION DISCUSSION AND ANALYSIS

for the performance shares, and the product is divided by the fair market value of the Common Stock on the performance shares’ vesting date. The resulting amount is paid in a whole number of shares of Common Stock. The value of the dividends credited to the outstanding performance shares is paid to participants only to the extent that the underlying performance shares earn shares of Common Stock, based on Valero’s TSR performance, and is paid (in shares of Common Stock) only when the underlying performance shares vest.

Upon vesting, Executive officers can designate up to 50% of the after-tax vested shares of Common Stock to be delivered in cash. If a cash payment is elected, the total number of after-tax shares to be delivered is multiplied by the fair market value of the Common Stock on the performance shares’ vesting date, and the product is multiplied by the cash payment election percentage designated by the award recipient. The resulting amount is paid in cash, with the remainder paid in shares of Common Stock.

Restricted Stock

Restricted stock targets represent the remaining 50 percent of each executive officer’s long-term incentive target on a share value basis. Restricted stock is subject to forfeiture if an executive terminates his or her employment prior to vesting (other than upon retirement and other than following a permitted voluntary termination following a change in control). Dividends are paid on shares of restricted stock as and when dividends are declared and paid on Valero’s outstanding common stock.

We believe that our mix of long-term incentives provides an appropriate balance between the pay-for-performance attributes of performance shares and the equity alignment and retentive qualities of restricted shares. This mix also generally aligns with market practices, and thus supports recruitment and retention of top-quality executive talent.

The Compensation Committee considers and grants long-term incentive awards to our officers and certain other employees annually, typically during the fourth quarter in conjunction with the last regularly scheduled meeting of the Compensation Committee for the year. The performance shares and restricted stock components of our executive officers’ 2017 long-term incentive awards were granted in November 2017.

PERQUISITES AND OTHER BENEFITS

Consistent with our goal of providing compensation and benefits that are aligned with market practices among our peers, officers are eligible to receive reimbursement for club dues, personal excess liability insurance, federal income tax preparation, and an annual health examination. We do not provide executive officers with automobiles or automobile allowances or supplemental executive medical coverage.

We provide other benefits, including medical, life, dental, and disability insurance in line with competitive market conditions. Our named executive officers are eligible for the same benefit plans provided to our other employees, including our Thrift Plan and insurance and supplemental plans chosen and paid for by employees who desire additional coverage.

Consistent with typical practices among our peers, executive officers and other employees whose compensation exceeds certain limits are eligible to participate in non-qualified excess benefit programs whereby those individuals can choose to make larger contributions than allowed under the qualified plan rules and receive correspondingly higher benefits. These plans are described below.

POST-EMPLOYMENT BENEFITS

Pension Plans

We have a noncontributory defined benefit Pension Plan in which most of our employees, including our named executive officers, are eligible to participate and under which contributions by individual participants are neither required nor permitted. We also have a noncontributory, non-qualified Excess Pension Plan and a non-qualified Supplemental Executive Retirement Plan (SERP), which provide supplemental pension benefits to certain highly compensated employees. Our named executive officers are participants in the SERP. The SERP is offered to align with competitive practices among our peers, and to thus support recruitment and retention of critical executive talent. The Excess Pension Plan and the SERP provide eligible employees with additional retirement savings opportunities that cannot be achieved with tax-qualified plans due to Internal Revenue Code limits on (i) annual compensation that can be taken into account under qualified plans, or (ii) annual benefits that can be provided under qualified plans.

Nonqualified Deferred Compensation Plans

Deferred Compensation Plan. Our named executive officers are eligible to participate in our Deferred Compensation Plan (“DC Plan”). The DC Plan is offered to align with competitive practices among our peers, and thereby support recruitment and retention of executive talent. The DC Plan permits eligible employees to defer a portion of their salary and/or bonus until separation (i.e., retirement or termination of employment). Under the DC Plan, each year eligible employees are permitted to elect to defer up to 30 percent of their

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COMPENSATION DISCUSSION AND ANALYSIS

salary and/or 50 percent of their cash bonuses to be earned for services performed during the following year. We have not made discretionary contributions to participants’ accounts, and currently we have no plans to do so.

All amounts credited under the DC Plan (other than discretionary credits) are immediately 100 percent vested. Any discretionary credits, if ever granted, will vest in accordance with the vesting schedule determined at the time of the grant of discretionary credits. Participant accounts are credited with earnings (or losses) based on investment fund choices made by the participants among available funds selected by Valero’s Benefits Plans Administrative Committee.

Excess Thrift Plan. Our Excess Thrift Plan provides benefits to participants in our Thrift Plan whose annual additions to the Thrift Plan are subject to the limitations on annual additions as provided under Section 415 of the Internal Revenue Code, and/or who are constrained from making maximum contributions under the Thrift Plan by Section 401(a)(17) of the Internal Revenue Code, which limits the amount of an employee’s annual compensation which may be taken into account under that plan. Two separate components comprise the Excess Thrift Plan: (i) an “excess benefit plan” as defined under Section 3(36) of ERISA; and (ii) a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

Additional information about these plans and contributions made by Valero and each of our named executive officers under non-qualified defined contribution and other deferred compensation plans are presented in this proxy statement under the caption “Executive Compensation—Nonqualified Deferred Compensation.”

Change of Control Severance Arrangements

We have change of control severance agreements with each of our named executive officers. The agreements are intended to assure the continued objectivity and availability of the officers in the event of any merger or acquisition that would likely threaten the job security of many top executives. These arrangements are also intended to maintain executive focus and productivity in a period of uncertainty. If a change of control occurs during the term of an agreement, the agreement becomes operative for a fixed three-year period. The agreements provide generally that the officers’ terms and conditions of employment will not be adversely changed during the three-year period after a change of control. For information regarding payments that may be made under these agreements, see the disclosures in this proxy statement under the caption “Executive Compensation—Potential Payments upon Termination or Change of Control.”

Accounting and Tax Treatment

ACCOUNTING TREATMENT

Compensation expense for our share-based compensation plans is based on the fair value of the awards granted and is recognized in income on a straight-line basis over the shorter of (a) the requisite service period of each award, or (b) the period from the grant date to the date retirement eligibility is achieved if that date is expected to occur during the nominal vesting period. Specific components of our stock-based compensation programs are discussed in Note 13 of Notes to Consolidated Financial Statements in Valero’s Annual Report on Form 10-K for the year ended December 31, 2017.

TAX TREATMENT

Under Section 162(m) of the Internal Revenue Code, as it applied in 2017, publicly held corporations may not take a tax deduction for compensation in excess of $1 million paid to the Chief Executive Officer or the other four most highly compensated executive officers unless that compensation meets the Internal Revenue Code’s definition of “performance based” compensation. Section 162(m) allows a deduction for compensation that exceeds $1 million if it is paid (i) solely upon attainment of one or more performance goals, (ii) pursuant to a qualifying performance-based compensation plan adopted by the Compensation Committee, and (iii) the material terms, including the performance goals, of such plan are approved by the stockholders before payment of the compensation.

The Compensation Committee considers deductibility under Section 162(m) when designing compensation arrangements for executive officers, but is not required to grant only “performance based” compensation that is deductible under Section 162(m). The Committee believes that it is in our best interests for the Committee to retain its flexibility and discretion to make compensation awards to foster achievement of performance goals established by the Committee and other goals the Committee deems important to our success, such as encouraging employee retention, rewarding achievement of non-quantifiable goals, and achieving progress with specific projects. We believe that the 2017 annual incentive bonus payments qualify as performance-based compensation and are not subject to any deductibility limitations under Section 162(m). In addition, we believe that our performance shares granted in 2017 continue to qualify as performance-based compensation under the grandfather rules provided under the Tax Cuts and Jobs Act of 2017. Grants of

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COMPENSATION DISCUSSION AND ANALYSIS

restricted stock or other equity-based awards that are not subject to specific quantitative performance measures will likely not qualify as performance based compensation and, in such event, would be subject to Section 162(m) deduction restrictions.

Prospectively, for pay earned in 2018 and beyond, the Tax Cuts and Jobs Act of 2017 eliminated the deductibility of most components of pay to certain top executives to the extent that such pay exceeds $1 million in a year. However, certain pre-existing contractual compensation vehicles (including Valero’s performance shares awarded in 2017) may continue to qualify for full deductibility. Consistent with the Company’s historic approach to deductibility under Section 162(m), the Compensation Committee will continue to exercise flexibility and discretion in determining whether any given grandfathered form of pay should continue to qualify for full deductibility.

Compensation-Related Policies

POLICY ON VESTING OF PERFORMANCE SHARES UPON CHANGE OF CONTROL OF VALERO

Our Board has adopted a policy regarding the vesting of performance shares upon a change of control of Valero. The policy provides that performance shares granted to participants in Valero’s equity incentive plans will not vest automatically upon the date of a change of control (as defined in the applicable plan) of Valero. The policy further provides that in making awards of performance shares to participants, the Compensation Committee may provide in the award agreement with the participant that if a participant’s employment with Valero is terminated following a change of control, any unvested performance shares held by the participant will vest on a partial, pro rata basis on the date of the participant’s termination of employment, with such qualifications for an award as the Committee may determine. The policy is available on our website at www.valero.com > Investors > Corporate Governance > Governance Documents.

EXECUTIVE COMPENSATION CLAWBACK POLICY

Under our executive compensation clawback policy, in the event of a material restatement of Valero’s financial results, the Board, or the appropriate committee thereof, will review all bonuses and other incentive and equity compensation awarded to our executive officers. The policy provides that if the bonuses and other incentive and equity compensation would have been lower had they been calculated based on such restated results, the Board (or committee), will, to the extent permitted by governing law and as appropriate under the circumstances, seek to recover for the benefit of Valero all or a portion of the specified compensation awarded to executive officers whose fraud or misconduct caused or partially caused such restatement, as determined by the Board (or committee). In determining whether to seek recovery, the policy states that the Board (or committee) shall take into account such considerations as it deems appropriate, including governing law and whether the assertion of a claim may prejudice the interests of Valero in any related proceeding or investigation. The policy is available on our website at www.valero.com > Investors > Corporate Governance > Governance Documents.

COMPENSATION CONSULTANT DISCLOSURE POLICY

Per the terms of our compensation consultant disclosure policy, Valero will make certain disclosures pertaining to compensation consultants in our proxy statements for annual meetings of stockholders. For any compensation consultant retained by the Compensation Committee to provide compensation advice with respect to the compensation disclosed in the Summary Compensation Table in the proxy statement, we will disclose (i) the total fees paid annually to the consultant for compensation-related services and non-compensation-related services, (ii) a description of any non-compensation-related services provided by the consultant, and (iii) any services that the consultant has provided to senior executives of Valero and the nature of those services. The policy is available on our website at www.valero.com > Investors > Corporate Governance > Governance Documents.

STOCK OWNERSHIP GUIDELINES AND PROHIBITION AGAINST HEDGING AND PLEDGING

We have adopted stock ownership guidelines applicable to our officers and non-employee directors. The guidelines require that non-employee directors acquire and hold during their service shares of Common Stock equal in value to at least five times their annual cash retainer. Our officers are required to meet the applicable guidelines stated below.

Officer Position	Value of Shares Owned
Chief Executive Officer	5x Base Salary
President	3x Base Salary
Executive Vice Presidents	2x Base Salary
Senior Vice Presidents	1x Base Salary
Vice Presidents	1x Base Salary

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COMPENSATION DISCUSSION AND ANALYSIS

Officers and non-employee directors have five years after becoming subject to the guidelines to meet the requisite ownership threshold and, once attained, are expected to continuously own sufficient shares to meet that threshold.

Our directors, officers, and employees may not purchase, sell, or write calls, puts, or other options or derivative instruments on shares of Common Stock, and our directors and officers are prohibited from pledging shares of Common Stock as collateral or security for indebtedness. Compliance with the guidelines is monitored by the Compensation Committee. The full text of our guidelines is included in our Corporate Governance Guidelines (as Article IX), available on our website at www.valero.com > Investors > Corporate Governance > Governance Documents.

INSIDER TRADING AND SPECULATION IN VALERO STOCK

Our officers, directors, and employees are prohibited from purchasing or selling Valero securities while in possession of material, nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. In addition, our policies prohibit our employees from speculating in our stock, which includes short selling (profiting if the market price of our stock decreases), buying or selling publicly traded options (including writing covered calls), hedging, or any other type of derivative arrangement that has a similar economic effect.

38

    COMPENSATION CONSULTANT DISCLOSURES

Our Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel, or other adviser, and is directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant, independent legal counsel, or other adviser retained by the Committee. Valero is obligated to provide appropriate funding for the Committee’s retention of a consultant, counsel, or adviser.

In 2017, the Committee retained Exequity LLP as an independent compensation consultant. Exequity provided to the Committee objective expert analysis and independent advice regarding executive and director compensation. For the 2017 executive and director compensation services rendered to the Committee, Exequity earned professional fees of $262,823. Exequity did not provide other consulting services to the Committee, to Valero, or to any senior executives of Valero. Exequity is an independent adviser as determined under the SEC’s rules and the NYSE’s listing standards.

During 2017, Exequity’s executive and director compensation consulting services included:

•	assistance with establishing our overall executive compensation philosophy in light of our business strategies;
•	assistance with selecting peer and comparator companies for benchmarking executive pay and monitoring Valero’s performance;
•	assessment of competitive pay for our executives, with separate analyses of base salary, annual incentive, and long-term incentive compensation;
•	assessment of, and recommendations for, our annual incentive bonus program;
•	assessment of, and recommendation of enhancements to, our long-term incentive program strategy, including (i) the design of an appropriate mix of equity incentive vehicles, (ii) determination of performance measures and measurement techniques, and (iii) determination of competitive equity grant guidelines consistent with our overall pay philosophy;
•	updates on trends and developments in executive compensation, new regulatory issues, and best practices;
•	assessment of competitive pay for our directors; and
•	assistance with proxy statement disclosures.

2018 PROXY STATEMENT	39

    EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding our equity compensation plans as of December 31, 2017.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Approved by stockholders:
2011 Omnibus Stock Incentive Plan	560,006	$33.93	9,409,188
2005 Omnibus Stock Incentive Plan	673,723	17.92	—
Not approved by stockholders:
2003 All-Employee Stock Incentive Plan (2)	43,571	17.68	—
Total	1,277,300	24.93	9,409,188

Footnotes:

(1)	Securities available for future issuance under these plans can be issued in various forms, including restricted stock and stock options.

(2)	Officers and directors of Valero were not eligible to receive grants under this plan.

Our equity plans are described further in Note 13 of Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2017, included in Valero’s Annual Report on Form 10-K.

40

    EXECUTIVE COMPENSATION

The following tables disclose compensation paid to or earned by our named executive officers for 2017. We use captions and headings in these tables that correspond to the SEC regulations requiring these disclosures. The footnotes to these tables provide important information to explain the values presented in the tables.

Summary Compensation Table

This table summarizes the compensation paid to our named executive officers for fiscal years 2017, 2016, and 2015. The elements of compensation listed in the table are described in the Compensation Discussion and Analysis section of this proxy statement and in the table’s footnotes.

Principal Position (1)	Year	Salary ($)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Joseph W. Gorder, Chairman of the Board, President, and CEO	2017	1,585,000	12,734,060	—	3,800,000	4,269,202	143,998	22,532,260
	2016	1,450,000	10,610,898	—	2,925,000	3,334,310	132,410	18,452,618
	2015	1,300,000	8,870,341	—	3,900,000	3,252,393	212,411	17,535,145
Michael S. Ciskowski, EVP and CFO	2017	930,000	4,687,459	—	1,625,000	3,118,093	87,568	10,448,120
	2016	890,000	4,057,373	—	1,320,000	1,855,463	91,783	8,214,619
	2015	845,000	3,809,824	—	1,859,000	1,551,671	83,683	8,149,178
R. Lane Riggs, EVP and COO	2017	700,000	2,710,576	—	925,000	1,743,387	96,683	6,175,646
	2016	640,000	2,191,016	—	725,000	1,206,237	73,248	4,835,501
	2015	600,000	1,661,614	—	960,000	1,046,542	69,005	4,337,161
Jay D. Browning, EVP and General Counsel	2017	620,000	2,039,272	—	790,000	1,436,316	86,737	4,972,325
	2016	595,000	1,773,224	—	640,000	973,148	71,101	4,052,473
	2015	575,000	1,591,603	—	920,000	1,012,273	66,816	4,165,692
Gary K. Simmons, SVP–Supply, Int’l Ops. & Systems Optimization	2017	600,000	1,398,749	—	620,000	1,345,120	88,961	4,052,830
	2016	565,000	1,203,887	—	500,000	876,063	57,980	3,202,930
	(8)

Footnotes to Summary Compensation Table:

(1)	The persons listed in this table are referred to in this proxy statement as our “named executive officers.”

(2)	The amount shown is the “grant date fair value” of stock awards (restricted stock and performance shares) computed under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (FASB ASC Topic 718). Under FASB ASC Topic 718, the grant date fair values that we must disclose for our performance share awards include the values of certain tranches of unvested performance shares that were awarded in years prior to the fiscal year shown in the table. The computations of grant date fair values for performance shares are more fully described in footnote (5) to the Grants of Plan-Based Awards table in this proxy statement.

The dollar values included in the “Stock Awards” column include the following components:

	Gorder	Ciskowski	Riggs	Browning	Simmons
Restricted Stock	5,704,000	2,042,400	1,251,200	884,800	611,200
Performance Shares	7,030,060	2,645,059	1,459,376	1,154,472	787,549
Total (in dollars)	12,734,060	4,687,459	2,710,576	2,039,272	1,398,749

(3)	Additional information about the restricted stock and performance shares granted in 2017 is disclosed in the Grants of Plan-Based Awards table in this proxy statement. Additional information about the restricted stock awards is disclosed in Note 13 (“Stock-Based Compensation”) of Notes to Consolidated Financial Statements in Valero’s Annual Report on Form 10-K for the year ended December 31, 2017.

2018 PROXY STATEMENT	41

EXECUTIVE COMPENSATION

Footnotes to Summary Compensation Table (cont.):

(4)	Stock options were not granted to our named executive officers in 2017, 2016, or 2015.

(5)	Represents amounts earned under our annual incentive bonus plan, as described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Bonus.”

(6)	This column represents the sum of the change in pension value and non-qualified deferred compensation earnings for each of the named executive officers. See the Pension Benefits table for the present value assumptions used for these calculations. The amount of above-market or preferential earnings on non-tax-qualified deferred compensation included in the amounts presented above is zero.

(7)	Amounts listed as “All Other Compensation” for 2017 are composed of the following items (perquisites and other personal benefits in excess of $25,000 are separately quantified).

For Mr. Gorder: Valero contributions to the officer’s Thrift Plan account, Valero contributions to the officer’s Excess Thrift Plan account ($92,052), home security monitoring, reimbursement of club membership dues, Valero provided dollars for the purchase of health and welfare benefits, imputed income for tax return preparation fees.

For Mr. Ciskowski: Valero contributions to the officer’s Thrift Plan account, Valero contributions to the officer’s Excess Thrift Plan account ($46,200), home security monitoring, Valero provided dollars for the purchase of health and welfare benefits, imputed income for tax return preparation fees.

For Mr. Riggs: Valero contributions to the officer’s Thrift Plan account, Valero contributions to the officer’s Excess Thrift Plan account ($30,100), home security monitoring, reimbursement of club membership dues, Valero provided dollars for the purchase of health and welfare benefits ($27,241), imputed income for tax return preparation fees.

For Mr. Browning: Valero contributions to the officer’s Thrift Plan account, Valero contributions to the officer’s Excess Thrift Plan account, home security monitoring, reimbursement of club membership dues, Valero provided dollars for the purchase of health and welfare benefits ($28,885), imputed income for tax return preparation fees.

For Mr. Simmons: Valero contributions to the officer’s Thrift Plan account, Valero contributions to the officer’s Excess Thrift Plan account, reimbursement of club membership dues, Valero provided dollars for the purchase of health and welfare benefits ($27,241), imputed income for tax return preparation fees.

(8)	Mr. Simmons was not a named executive officer for 2015.

42

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table describes plan-based awards for our named executive officers in 2017.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph W. Gorder	n/a	(2)	—	2,377,500	18,150,000
	11/01/2017	(3)				n/a	71,300	n/a	5,704,000
	n/a	(4)					71,300
	11/01/2017	(5)					23,767	47,534	2,157,331
	11/01/2017	(5)					27,473	54,946	2,720,376
	11/01/2017	(5)					19,590	39,180	2,152,353
Michael S. Ciskowski	n/a	(2)	—	1,023,000	7,260,000
	11/01/2017	(3)				n/a	25,530	n/a	2,042,400
	n/a	(4)					25,530
	11/01/2017	(5)					8,510	17,020	772,453
	11/01/2017	(5)					10,290	20,580	1,018,916
	11/01/2017	(5)					7,770	15,540	853,690
R. Lane Riggs	n/a	(2)	—	560,000	3,630,000
	11/01/2017	(3)				n/a	15,640	n/a	1,251,200
	n/a	(4)					15,640
	11/01/2017	(5)					5,214	10,428	473,275
	11/01/2017	(5)					5,983	11,966	592,437
	11/01/2017	(5)					3,583	7,166	393,664
Jay D. Browning	n/a	(2)	—	496,000	3,630,000
	11/01/2017	(3)				n/a	11,060	n/a	884,800
	n/a	(4)					11,060
	11/01/2017	(5)					3,687	7,374	334,669
	11/01/2017	(5)					4,470	8,940	442,619
	11/01/2017	(5)					3,433	6,866	377,184
Gary K. Simmons	n/a	(2)	—	390,000	3,630,000
	11/01/2017	(3)				n/a	7,640	n/a	611,200
	n/a	(4)					7,640
	11/01/2017	(5)					2,547	5,094	231,191
	11/01/2017	(5)					3,030	6,060	300,031
	11/01/2017	(5)					2,333	4,666	256,327

Footnotes to Grants of Plan-Based Awards table:

(1)	The reported grant date fair value of stock awards was determined in compliance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. Stock options were not granted to our named executive officers in 2017.

(2)	Represents potential awards under our annual incentive bonus program for named executive officers (NEOs). Actual amounts earned by our NEOs for 2017 are reported in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” The “target” amounts listed in the Grants of Plan-Based Awards table are computed by multiplying base salary by 150%, 110%, 80%, 80%, and 65%, for Mr. Gorder, Mr. Ciskowski, Mr. Riggs, Mr. Browning, and Mr. Simmons, respectively.

(footnote	(2) continues on the following page)

2018 PROXY STATEMENT	43

EXECUTIVE COMPENSATION

Footnotes to Grants of Plan-Based Awards table (cont.):

footnote (2) continued

The amounts listed as “maximum” are determined by multiplying the maximum funded bonus pool amount under the program (as a result of Valero’s ANC or EBITDA performance for the year, i.e., $36.3 million for 2017) by 50%, 20%, 10%, 10%, and 10% for Mr. Gorder, Mr. Ciskowski, Mr. Riggs, Mr. Browning, and Mr. Simmons, respectively, subject to a maximum of $20 million for any officer. Our annual incentive bonus program for named executive officers is described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Bonus.”

(3)	Represents an award of restricted stock granted Nov. 1, 2017. The shares are scheduled to vest (become nonforfeitable) annually in equal one-third increments. Dividends on the restricted shares are paid as and when dividends are declared and paid on our Common Stock. Restricted stock awards are more fully described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Awards—Restricted Stock.” For each NEO, the dollar amount stated in the column “Grant Date Fair Value of Stock and Option Awards” is included within the amount listed in the “Stock Awards” column of the Summary Compensation Table and in footnote (2) to the Summary Compensation Table.

(4)	Represents the number of performance shares awarded under our 2011 Omnibus Stock Incentive Plan to our NEOs on Nov. 1, 2017 under our long-term incentive awards program described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Awards—Performance Shares.” Per the awards’ terms, on a normal vesting date officers can earn, in shares of Common Stock, from 0% to 200% of the number of performance shares that are vesting, based upon Valero’s achievement of objective performance measures during the performance periods prescribed by our Compensation Committee. The performance shares are scheduled to vest annually in one-third increments (tranches) in January 2019, January 2020, and January 2021, with any resulting payout at those times conditioned upon Valero’s performance during the pertinent performance periods. Only the first tranche of these performance shares is deemed to have a “grant date” in 2017, as explained in footnote (5) below. Our disclosures referenced by footnote (4) are for information purposes only, and tie to the disclosures made by our NEOs in 2017 on Forms 4 in compliance with Section 16 of the Exchange Act. Our disclosures in footnote (5) below are intended to comply with the requirements of Item 402 of Regulation S-K with respect to “grants” of performance shares.

(5)	Item 402(d)(2)(viii) of Regulation S-K requires us to disclose the “grant date fair value” of equity awards “computed in accordance with FASB ASC Topic 718” (Topic 718). Our performance shares are awarded in three tranches, with the tranches having measurement periods (the performance period) of differing lengths. The first tranche of an award has a performance period of 12 months, the second tranche of an award has a performance period of 24 months, and the third tranche of an award has a performance period of 36 months.

The amounts referenced by footnote (5) in the Grants of Plan-Based Awards table represent three tranches from three separate award years—namely, the first tranche of performance shares awarded in 2017 (awarded on Nov. 1, 2017), the second tranche of performance shares awarded in 2016 (awarded on Nov. 2, 2016), and the third tranche of performance shares awarded in 2015 (awarded on Nov. 4, 2015). Under Topic 718, each of these tranches is deemed to be a separate “grant” for fair value purposes, and each is deemed to have a “grant date” in 2017, that is, Nov. 1, 2017, the date when the Compensation Committee established the peer group of companies for these tranches. The dollar amounts included in the table represent the grant date fair values from the three tranches that are deemed to have a grant date in 2017.

For each NEO, the sum of the dollar amounts stated in the Grants of Plan-Based Awards table’s column entitled “Grant Date Fair Value of Stock and Option Awards” is also included in the Summary Compensation Table, first, within the amount listed in the “Stock Awards” column of the Summary Compensation Table, and second, in footnote (2) to the Summary Compensation Table. The grant date fair values for the performance shares included in the Grants of Plan-Based Awards table are summarized in the table that follows.

	performance shares deemed (under Topic 718) to have a grant date in 2017		grant date fair value ($)	highest possible performance ($)
Gorder	1st tranche of 2017 award	23,767	2,157,331	4,314,661
	2nd tranche of 2016 award	27,473	2,720,376	5,440,753
	3rd tranche of 2015 award	19,590	2,152,353	4,304,707
	total 2017 grant date fair value		7,030,060	14,060,121
Ciskowski	1st tranche of 2017 award	8,510	772,453	1,544,905
	2nd tranche of 2016 award	10,290	1,018,916	2,037,832
	3rd tranche of 2015 award	7,770	853,690	1,707,380
	total 2017 grant date fair value		2,645,059	5,290,117
Riggs	1st tranche of 2017 award	5,214	473,275	946,550
	2nd tranche of 2016 award	5,983	592,437	1,184,873
	3rd tranche of 2015 award	3,583	393,664	787,328
	total 2017 grant date fair value		1,459,376	2,918,751
Browning	1st tranche of 2017 award	3,687	334,669	669,338
	2nd tranche of 2016 award	4,470	442,619	885,239
	3rd tranche of 2015 award	3,433	377,184	754,367
	total 2017 grant date fair value		1,154,472	2,308,944

(footnote (5) continues on the following page)

44

EXECUTIVE COMPENSATION

Footnotes to Grants of Plan-Based Awards table (cont.):

footnote (5) continued

	performance shares deemed (under Topic 718) to have a grant date in 2017		grant date fair value ($)	highest possible performance ($)
Simmons	1st tranche of 2017 award	2,547	231,191	462,382
	2nd tranche of 2016 award	3,030	300,031	600,061
	3rd tranche of 2015 award	2,333	256,327	512,653
	total 2017 grant date fair value		787,549	1,575,096

2017 Award. For performance shares awarded on Nov. 1, 2017, the grant date (per Topic 718) for the first tranche is deemed to have occurred in 2017. The performance shares in this tranche were deemed to have an expected conversion rate (probable outcome) of 112.47% with a fair value per share of $90.77. The grant date (per Topic 718) for the second tranche of the performance shares awarded in 2017 is expected to occur in the fourth quarter of 2018, depending on actions to be taken by our Compensation Committee. Similarly, the grant date for the third tranche is expected to occur in the fourth quarter of 2019, depending on actions to be taken by our Compensation Committee. The fair values of the second and third tranches will be determined on their respective Topic 718 grant dates.

2016 Award. For performance shares awarded on Nov. 2, 2016, the grant date (per Topic 718) for the second tranche is deemed to have occurred in 2017. The performance shares in this tranche were deemed to have an expected conversion rate (probable outcome) of 122.68% and fair value per share of $99.02. The grant date (per Topic 718) for the third tranche of performance shares awarded in 2016 is expected to occur in the fourth quarter of 2018, depending on actions to be taken by our Compensation Committee. The fair value of the third tranche will be determined on its Topic 718 grant date.

2015 Award. For performance shares awarded on Nov. 4, 2015, the grant date (per Topic 718) for the third tranche is deemed to have occurred in 2017. The performance shares in this tranche were deemed to have an expected conversion rate (probable outcome) of 136.13% and fair value per share of $109.87.

All Awards. For all awards, the “highest possible performance” values assume achievement of the highest level of possible performance conditions per SEC Regulation S-K, Instruction 3 to Item 402(c)(2)(v).

2018 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

Outstanding Equity Awards at December 31, 2017

This table describes unexercised stock options, unvested shares of restricted stock, and unvested performance shares held by our named executive officers as of Dec. 31, 2017.

	Option Awards				Stock Awards
					Restricted Stock			Performance Shares
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Joseph W. Gorder	85,493	—	18.145	10/15/2019	11,372	(3)	1,045,201	17,523	(6)	3,221,078
	21,400	—	17.743	11/17/2020	31,897	(4)	2,931,653	39,180	(7)	4,681,344
	26,750	—	24.582	10/28/2021	41,389	(5)	3,804,063	82,420	(8)	9,090,303
	37,567	—	27.318	11/09/2022				71,300	(9)	6,553,183
	31,770	—	39.665	11/08/2023
	43,810	—	48.565	10/23/2024
Michael S. Ciskowski	251,530	—	18.145	10/15/2019	4,511	(3)	414,606	6,930	(6)	1,273,873
	32,100	—	17.743	11/17/2020	11,947	(4)	1,098,049	15,540	(7)	1,856,766
	44,940	—	24.582	10/28/2021	14,820	(5)	1,362,106	30,870	(8)	3,404,714
	32,570	—	27.318	11/09/2022				25,530	(9)	2,346,462
	23,330	—	39.665	11/08/2023
	17,320	—	48.565	10/23/2024
R. Lane Riggs	2,667	—	48.565	10/23/2024	3,584	(3)	329,405	3,333	(6)	612,672
					11,967	(4)	1,099,887	7,166	(7)	856,215
					15,640	(5)	1,437,472	17,950	(8)	1,979,778
								15,640	(9)	1,437,472
Jay D. Browning	3,922	—	17.743	11/17/2020	1,994	(3)	183,269	3,056	(6)	561,754
	7,846	—	24.582	10/28/2021	5,190	(4)	477,013	6,866	(7)	820,370
	8,378	—	27.318	11/09/2022	6,420	(5)	590,062	13,410	(8)	1,479,016
	6,980	—	39.665	11/08/2023				11,060	(9)	1,016,525
	7,640	—	48.565	10/23/2024
Gary K. Simmons	1,750	—	48.565	10/23/2024	2,334	(3)	214,518	2,083	(6)	382,897
					6,060	(4)	556,975	4,666	(7)	557,508
					7,640	(5)	702,192	9,090	(8)	1,002,554
								7,640	(9)	702,192

46

EXECUTIVE COMPENSATION

Footnotes to Outstanding Equity Awards table:

(1)	Our equity plans provide that the exercise price for all stock options must not be less than the mean of our Common Stock’s high and low NYSE reported sales price per share on the date of grant.

(2)	The assumed market values were determined using the closing market price of our Common Stock on Dec. 29, 2017 ($91.91 per share). For a further discussion of the vesting of performance share awards (as noted in the following footnotes), see “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Awards—Performance Shares.” For performance shares that vested in January 2018, the payout value used for this column was their actual performance share vesting percentage on Jan. 23, 2018 (i.e., 200% for the tranche of performance shares awarded in 2014, 160% for the tranche of performance shares awarded in 2015, and 160% for the tranche of performance shares awarded in 2016).

(3)	The unvested portion of this award is scheduled to vest on Nov. 4, 2018.

(4)	The unvested portion of this award is scheduled to vest in equal installments on Nov. 2, 2018 and Nov. 2, 2019.

(5)	The unvested portion of this award is scheduled to vest in equal installments on Nov. 1, 2018; Nov. 1, 2019; and Nov. 1, 2020.

(6)	These performance shares vested on Jan. 23, 2018 at 200% of target. The value shown in the column, “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested,” represents the market value of 200% (the actual payout amount) of the performance shares at the closing price of our Common Stock on Dec. 29, 2017 ($91.91 per share).

(7)	One-half of these performance shares vested on Jan. 23, 2018 at 160% of target; the other one-half is scheduled to vest in January 2019. The value shown in the column, “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested,” represents, for the performance shares that vested in January 2018, the market value of 160% (the actual payout amount) of the closing price of our Common Stock on Dec. 29, 2017, and for the remaining one-half, the market value of 100% (assumed) of the closing price of our Common Stock on Dec. 29, 2017.

(8)	One-third of these performance shares vested on Jan. 23, 2018 at 160% of target; an additional one-third is scheduled to vest in January 2019, and the final one-third is scheduled to vest in January 2020. The value shown in the column, “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested,” represents, for the performance shares that vested in January 2018, the market value of 160% (the actual payout amount) of the closing price of our Common Stock on Dec. 29, 2017, and for the remaining two-thirds, the market value of 100% (assumed) of the closing price of our Common Stock on Dec. 29, 2017.

(9)	These performance shares are scheduled to vest in one-third increments in each of January 2019, January 2020, and January 2021. The value shown in the column, “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested,” represents the market value of 100% (assumed) of the performance shares at the closing price of our Common Stock on Dec. 29, 2017.

2018 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table provides information regarding (i) stock option exercises by our named executive officers, and (ii) the vesting of restricted stock and performance shares held by our named executive officers during 2017 on an aggregated basis.

	Option Awards		Stock Awards (1)

Name	No. of Shares Acquired on Exercise (#)(2)	Value Realized on Exercise ($)(3)	No. of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(4)
Joseph W. Gorder	—	—
(5)			49,275	3,836,602
(6)			93,009	6,310,196
Michael S. Ciskowski	—	—
(5)			16,517	1,320,485
(6)			45,432	3,082,334
R. Lane Riggs	31,522	1,029,572
(5)			16,278	1,273,995
(6)			17,942	1,217,275
Jay D. Browning	—	—
(5)			8,102	634,410
(6)			17,404	1,180,774
Gary K. Simmons	—	—
(5)			9,342	733,621
(6)			12,129	822,892

Footnotes to Option Exercises and Stock Vested table:

(1)	Represents shares of Common Stock from the vesting of restricted stock and performance shares in 2017.

(2)	Represents the gross number of shares received by the named executive officer before deducting any shares withheld from (i) an option’s exercise to pay the exercise price and/or tax obligation, or (ii) the vesting of restricted stock or performance shares to pay the resulting tax obligation.

(3)	The reported value is determined by multiplying (i) the number of option shares, times (ii) the difference between the market price of the Common Stock on the date of exercise and the exercise price of the stock option. The value is stated before payment of applicable taxes.

(4)	The reported value is determined by multiplying number of vested shares by the market value of the shares on the vesting date. The value is stated before payment of applicable taxes.

(5)	Represents number of shares of Common Stock and value related to vesting of restricted stock.

(6)	Represents number of shares of Common Stock and value related to vesting of performance shares.

48

EXECUTIVE COMPENSATION

Post-Employment Compensation

PENSION BENEFITS

The following table describes the accumulated benefits of our named executive officers under Valero’s tax-qualified defined benefit plan and supplemental retirement plans during 2017.

Name	Plan Name	No. of Years Credited Service (#) (1)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Joseph W. Gorder (2)	Pension Plan	27.17	1,041,378	—
	Excess Pension Plan	15.67	6,412,564	—
	SERP	15.67	11,058,919	—
Michael S. Ciskowski	Pension Plan	32.25	1,600,677	—
	Excess Pension Plan	32.25	11,403,623	—
	SERP	32.25	5,680,988	—
R. Lane Riggs	Pension Plan	28.92	1,096,543	—
	Excess Pension Plan	28.92	2,885,788	—
	SERP	28.92	3,681,268	—
Jay D. Browning	Pension Plan	24.29	1,164,759	—
	Excess Pension Plan	24.29	3,165,800	—
	SERP	24.29	3,230,276	—
Gary K. Simmons	Pension Plan	30.52	1,214,338	—
	Excess Pension Plan	30.52	2,678,890	—
	SERP	30.52	2,659,763	—

Footnotes to Pension Benefits table:

(1)	The years of credited service for each of our NEOs include three years of service in our plans’ “Cash Balance Provision,” which commenced on Jan. 1, 2015. The remainder of the NEOs’ years of service is in the “Formula Provision” of our plans. The Formula Provision and the Cash Balance Provision are described in the narrative disclosures that follow this table.

(2)	The 27.17 years of service stated for Mr. Gorder for the Pension Plan represent the sum of his participation in (a) the Valero Pension Plan since 2002 (15.67 years), and (b) the qualified pension plan of UDS (11.5 years). In 2001, Mr. Gorder received a lump sum settlement relating to prior years of service. The Pension Plan amount stated above reflects the effect of offsetting Mr. Gorder’s accrued benefit under the Valero Pension Plan by the value of his lump sum settlement in 2001. In addition, Mr. Gorder has approximately three years of service in a pension plan sponsored by an entity unaffiliated with Valero or UDS that was spun-off from a predecessor of UDS. The 15.67 years of service stated for Mr. Gorder for the Excess Pension Plan and SERP represent his participation since the date of his commencement of employment with Valero.

The present values stated above were calculated using the same interest rate and mortality table we use for our financial reporting. Present values at Dec. 31, 2017 were determined using plan-specific discount rates (3.71% for Pension Plan, 3.39% for Excess Pension Plan, 3.37% for SERP) and the plans’ earliest unreduced retirement age (i.e., age 62). The present values reflect postretirement mortality rates based on the RP2006 generational mortality table projected using scale MP2017. No decrements were included for pre-retirement termination, mortality, or disability. When applicable, lump sums were determined based on a 3.71 percent interest rate and the mortality table prescribed by the IRS in Notice 2017-60 for distributions in 2018.

Pension Plan. Under our Pension Plan, an eligible employee who is at least 55 years old may elect to retire prior to the normal retirement age of 65, provided the employee has completed as least five years of vesting service. Under the plan’s early retirement provisions, an employee may elect to commence a benefit upon retirement or delay payments to a later date. Pension payments from the Formula Provision (defined below) that begin after age 55 and before age 62 are reduced by four percent for each full year between the benefit start date and the employee’s 62nd birthday. The four-percent reduction is prorated for a partial year. The formula used to calculate the benefit and the optional forms of payment are otherwise the same as for normal retirement. Messrs. Gorder, Ciskowski, and Browning are eligible for early retirement benefits.

2018 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

For employees hired prior to Jan. 1, 2010, the Pension Plan (supplemented, as necessary, by the Excess Pension Plan) provides a monthly pension at normal retirement equal to 1.6 percent of the participant’s average monthly compensation (based upon earnings during the three consecutive calendar years during the last 10 years of the participant’s credited service affording the highest such average) times the participant’s years of credited service. This is known as the “Formula Provision.” Each of our named executive officers was hired prior to Jan. 1, 2010.

For employees hired on or after Jan. 1, 2010, the Pension Plan (supplemented, as necessary, by the Excess Pension Plan) is a cash balance benefit that provides a monthly pension at normal retirement based on annual employer contributions that are based on years of service, eligible compensation, and pay credits. This is known as the “Cash Balance Provision.” After a one-year waiting period, pay credits are retroactive to the participant’s date of hire and are based on years of service and eligible compensation.

points (age and vesting service)	annual pay credit percentage
under 35	6.0% of eligible pay
35–49	7.5% of eligible pay
50–64	9.0% of eligible pay
65–79	10.5% of eligible pay
80+	12.0% of eligible pay

In addition to pay credits, participants will also be eligible for monthly interest credits based on the 10-Year U.S. treasury note rate with a minimum of 3 percent.

In 2013, we began to implement changes to certain of our U.S. qualified pension plans that cover the majority of our U.S. employees. Benefits under our primary pension plan changed from a final average pay formula (the Formula Provision) to the Cash Balance Provision with staged effective dates from July 1, 2013 through Jan. 1, 2015, depending on the age and service of the affected employees. All final average pay benefits under the Formula Provision were frozen as of Dec. 31, 2014. On Jan. 1, 2015, participants formerly under the Formula Provision in the Pension Plan transitioned to the Cash Balance Provision, with all future Pension Plan benefits to be earned under the new cash balance formula.

Excess Pension Plan. Our Excess Pension Plan provides benefits to those employees whose pension benefits under our defined benefit Pension Plan are subject to limitations under the Internal Revenue Code, or are otherwise indirectly constrained by the Code from realizing the maximum benefit available to them under the terms of Pension Plan. The Excess Pension Plan is designed as an “excess benefit plan” as defined under §3(36) of ERISA, for those benefits provided in excess of section 415 of the Code. The Excess Pension Plan is not intended to be either a qualified plan under the provisions of Section 401(a) of the Code, or a funded plan subject to the funding requirements of ERISA.

Subject to other terms of the Excess Pension Plan, the benefit payable under the plan in the Formula Provision is generally an amount equal to “x” minus “y”, where “x” is equal to 1.6 percent of a participant’s final average monthly earnings (as determined under the Excess Pension Plan) multiplied by the participant’s number of years of credited service, and “y” is equal to the participant’s benefit that is payable under the Pension Plan. The benefit payable under the Excess Pension Plan in the Cash Balance Provision is generally an amount equal to “x” minus “y”, where “x” is equal to the accumulated account balance that the participant would be entitled to receive without regard to the limitations, and “y” is equal to the participant’s accumulated account balance that is payable under the Pension Plan. The Excess Pension Plan benefit is made in a lump sum. A participant’s benefits under the Excess Pension Plan will vest concurrently with the vesting of the participant’s benefits under the Pension Plan.

SERP. Our Supplemental Executive Retirement Plan (SERP) provides an additional benefit equal to 0.35 percent times the product of the participant’s years of credited service (maximum 35 years) multiplied by the excess of the participant’s average monthly compensation over the lesser of 1.25 times the monthly average (without indexing) of the social security wage bases for the 35-year period ending with the year the participant attains social security retirement age, or the monthly average of the social security wage base in effect for the year that the participant retires. The participant’s most highly compensated consecutive 36 months of service are considered. The SERP benefit payment is made in a lump sum. A participant in the SERP will vest in the SERP benefit when he or she reaches age 55 (and has completed at least five years of credited service). An executive will become a participant in the SERP as of the date he or she is selected and named in the minutes of the Compensation Committee for inclusion as a participant in the SERP.

Generally, an employee participates in either the Excess Pension Plan or the SERP. Compensation for purposes of the Pension Plan, Excess Pension Plan, and SERP includes salary and bonus. No extra years of credited service have been granted to any of our named executive officers.

50

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

The following table describes contributions by Valero and each named executive officer under our non-qualified defined contribution and other deferred compensation plans during 2017. The table also presents each named executive officer’s earnings, withdrawals (if any), and year-end balances in these plans.

		Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Joseph W. Gorder	Excess Thrift Plan	—	92,052	—	—	1,101,834
Michael S. Ciskowski	Deferred Compensation Plan	—	—	73,049	—	418,544
	Excess Thrift Plan	—	46,200	—	—	1,980,379
R. Lane Riggs	Excess Thrift Plan	—	30,100	—	—	298,129
	UDS Non-qualified 401(k) Plan (2)	—	—	1,854	—	44,050
Jay D. Browning	Excess Thrift Plan	—	24,500	—	—	519,937
Gary K. Simmons	Excess Thrift Plan	—	23,100	—	—	234,633
	UDS Non-qualified 401(k) Plan (2)	—	—	13,479	—	104,156

Footnotes to Nonqualified Deferred Compensation table:

(1)	All of the amounts included in this column are also included within the amounts reported as “All Other Compensation” for 2017 in the Summary Compensation Table.

(2)	Valero assumed the UDS Non-qualified 401(k) Plan when Valero acquired UDS in 2001. This plan is frozen.

Our Deferred Compensation Plan and Excess Thrift Plan are described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits.” The following terms also apply to these plans.

Under the Deferred Compensation Plan (DC Plan), participants may elect when and over what period of time their deferrals will be distributed based on plan provisions. Participants may elect to have their accounts distributed in a lump sum on a specified date, at least three-to-five years after the year of the deferral election. Participants may, at the time of their deferral elections, choose to have their accounts distributed as soon as reasonably practical following retirement or other termination, or on the first day of January following the date of retirement or termination. Participants may also elect to have their accounts distributed in one lump-sum payment or in two- to 15-year installments upon retirement. Upon a participant’s death, the participant’s beneficiary will receive the participant’s DC Plan balance in one lump-sum payment within 90 days following the participant’s death. Upon a change in control of Valero, all DC Plan accounts are immediately vested in full, and distributions are thereafter made in accordance with the plan’s normal distribution provisions.

The Excess Thrift Plan provides benefits to participants of our qualified thrift plan whose accounts would not otherwise be credited with company matching contributions due to certain IRS limits on contributions and/or compensation. The Excess Thrift Plan is neither a qualified plan for federal tax purposes nor a funded plan subject to ERISA. Two separate components comprise the Excess Thrift Plan: (i) an “excess benefit plan” as defined under Section 3(36) of ERISA; and (ii) a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

2018 PROXY STATEMENT	51

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change of Control

CHANGE OF CONTROL SEVERANCE AGREEMENTS

Our named executive officers have change of control severance agreements with Valero. The agreements seek to assure the continued availability of the officers in the event of a change of control of Valero. When a change of control occurs, the agreements become operative for a fixed three-year period. The agreements provide that the officers’ terms of employment will not be changed materially during the three years following a change of control. Each agreement subjects the officer to certain obligations of confidentiality, both during the term and after termination, for information relating to Valero that the officer acquired during his employment. The footnotes to the tables that accompany these disclosures further describe the terms and conditions of the agreements.

When determining the amounts and benefits payable under the agreements, the Compensation Committee and Valero sought to secure compensation that is competitive in our market to recruit and retain executive talent. Consideration was given to the principal economic terms found in change of control severance agreements of other publicly traded companies.

POLICY FEATURES

Our Board has adopted a policy regarding the vesting of performance shares in a change-of-control context. The policy provides that performance shares will not vest automatically upon the date of a change of control of Valero. Instead, the performance share agreements contain a double trigger feature, so that accelerated vesting of performance shares will not occur until the officer’s employment is terminated following a change of control. At that time, any unvested performance shares held by the officer will vest on a partial, pro rata basis, commensurate with the officer’s months of service during the applicable performance period.

Our change of control severance agreements do not contain tax gross-up benefits. All agreements were amended in January 2013 to eliminate the gross-up benefit that formerly entitled the officers to receive a payment to make them whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code. Valero has adopted a policy that this benefit may not be included in any future change of control agreements.

TERMS AND CONDITIONS

For purposes of the agreements, “change of control” means any of the following (subject to additional particulars as stated in the agreements):

•	the acquisition by an individual, entity, or group of beneficial ownership of 20 percent or more of our outstanding Common Stock;
•	the ouster from the Board of a majority of the incumbent directors;
•	consummation of a business combination (e.g., merger, share exchange).

In the agreements, “cause” is defined to mean, generally, the willful and continued failure of the officer to perform substantially the officer’s duties, or illegal or gross misconduct by the officer that is materially and demonstrably injurious to Valero. “Good reason” is defined to mean, generally:

•	a diminution in the executive officer’s position, authority, duties and responsibilities;
•	relocation of the executive (or increased travel requirements); or
•	failure of Valero’s successor to assume and perform under the agreement.

The following tables disclose potential payments (calculated per SEC regulations) to our named executive officers in connection with a change of control of Valero. If an officer’s employment is terminated for “cause,” the officer will not receive any benefits or compensation other than accrued salary or vacation pay that was unpaid as of the date of termination; therefore, there is no presentation of termination for “cause” in the following tables. Values in the tables assume that a change of control occurred on Dec. 31, 2017, and that the officer’s employment was terminated on that date.

52

EXECUTIVE COMPENSATION

Potential Payments Under Change of Control Severance Agreements

A.	Termination of Employment (i) by the Company other than for “Cause”

or (ii) by the Executive for “Good Reason” (1) ($)

Component of Payment	Gorder	Ciskowski	Riggs	Browning	Simmons
Salary (2)	4,755,000	2,790,000	1,400,000	1,240,000	1,200,000
Bonus (2)	11,700,000	5,577,000	1,120,000	1,840,000	780,000
Pension, Excess Pension, and SERP	8,757,193	6,659,695	—	1,952,455	—
Contributions under Defined Contribution Plans	332,856	195,300	—	86,800	—
Health & Welfare Plan Benefits (3)	66,732	44,406	54,482	57,770	54,482
Outplacement Services	25,000	25,000	25,000	25,000	25,000
Accelerated Vesting of Restricted Stock (4)	7,780,917	2,874,761	2,866,765	1,250,344	1,473,685
Accelerated Vesting of Performance Shares (5)	5,696,582	2,179,738	1,168,084	953,015	646,771
B. Continued Employment Following Change of Control (6) ($)
Component of Payment	Gorder	Ciskowski	Riggs	Browning	Simmons
Salary, Bonus, Pension, Excess Pension, SERP, Contributions under Defined Contribution Plans, Health & Welfare Benefits	(6)	(6)	(6)	(6)	(6)
Accelerated Vesting of Restricted Stock (4)	7,780,917	2,874,761	—	1,250,344	—

Footnotes for Potential Payments Under Change of Control Severance Agreements tables:

(1)	If the officer’s employment is terminated by the company other than for “cause,” or if the officer terminates his employment for “good reason,” the officer is generally entitled to receive the following:

(a)	a lump sum cash payment equal to the sum of:

(i)	accrued and unpaid compensation through the date of termination, including a pro-rata annual bonus (for this table, we assumed that the officer’s bonus for the year of termination was paid at year-end);

(ii)	two times (three times for Messrs. Gorder and Ciskowski) the sum of (A) the officer’s annual base salary plus (B) the officer’s eligible bonus amount;

(iii)	the actuarial present value of the pension benefits (qualified and nonqualified) Messrs. Gorder and Ciskowski would have received for an additional three years of service (two years of service for Mr. Browning) (Messrs. Riggs and Simmons do not participate in this element of compensation); and

(iv)	for Messrs. Gorder and Ciskowski, the equivalent of three years (two years for Mr. Browning) of employer contributions under Valero’s tax-qualified and supplemental defined contribution plans (Messrs. Riggs and Simmons do not participate in this element of compensation);

(b)	continued welfare benefits for two years (three years for Messrs. Gorder and Ciskowski); and

(c)	up to $25,000 of outplacement services.

If employment is terminated by reason of death or disability, the officer’s estate will be entitled to receive a lump sum cash payment equal to any accrued and unpaid salary and vacation pay plus a prorated bonus amount earned per the terms of the agreement. In the case of disability, the officer would be entitled to disability and related benefits at least as favorable as those provided by Valero under its programs during the 120 days prior to the officer’s termination of employment.

If the officer voluntarily terminates employment other than for “good reason,” he will be entitled to a lump sum cash payment equal to any accrued and unpaid salary and vacation pay plus a prorated bonus amount earned per the terms of the agreement.

2018 PROXY STATEMENT	53

EXECUTIVE COMPENSATION

Footnotes for Potential Payments Under Change of Control Severance Agreements tables (cont.):

(2)	We assumed each officer’s compensation at the time of the triggering event to be as stated below. The listed salary is the executive officer’s rate of pay as of Dec. 31, 2017. The listed bonus amounts for Messrs. Gorder, Ciskowski, and Browning represent the highest bonus earned by the executive in any of fiscal years 2015, 2016, or 2017 (the three years prior to the assumed change of control). The listed bonus amounts for Messrs. Riggs and Simmons represent the target bonus in effect prior to the assumed change of control.

Name	Salary	Bonus
Joseph W. Gorder	$1,585,000	$3,900,000
Michael S. Ciskowski	$930,000	$1,859,000
R. Lane Riggs	$700,000	$560,000
Jay D. Browning	$620,000	$920,000
Gary K. Simmons	$600,000	$390,000

(3)	The executive is entitled to coverage under health and welfare benefit plans (e.g., health, dental, etc.) for two years (three years for Messrs. Gorder and Ciskowski) following the date of termination.

(4)	For Messrs. Gorder, Ciskowski, and Browning, upon a change of control of Valero, the vesting periods on outstanding stock options and shares of restricted stock are automatically accelerated to the date of the change of control. For Messrs. Riggs and Simmons, the vesting periods on outstanding stock options and shares of restricted stock are accelerated following a change of control upon the executive’s termination of employment so long as the termination is (i) other than for cause, in the case of involuntary termination, or (ii) for “good reason,” in the case of voluntary termination. There are no values presented in the foregoing tables for accelerated vesting of stock options because all of the stock options held by our NEOs are fully vested. For shares of restricted stock, the amounts stated in the table represent the product of (a) the number of shares for which vesting is accelerated, and (b) $91.91 (the closing price of Common Stock on the NYSE on Dec. 29, 2017).

(5)	Outstanding performance shares do not vest automatically upon a change of control of Valero. Instead, accelerated vesting of performance shares occurs when the executive’s employment with Valero is terminated following a change of control. In that event, the unvested performance shares held by the executive will vest on a partial, pro rata basis on the date of his termination of employment.

The amounts disclosed in the table assume that a change of control occurred Dec. 31, 2017. For outstanding performance shares awarded in 2015, the amount included in the table represents a pro rata payout of common shares based upon the officer’s 24 months of service during the shortened performance period ending Dec. 31, 2017 (pro rata shares times $91.91, the closing price of Common Stock on the NYSE on Dec. 29, 2017), assuming a payout at 160% (the actual payout earned for the 2015 grant on Jan. 23, 2018).

For outstanding performance shares awarded in 2016, the amount included in the table represents a pro rata payout of common shares based upon the officer’s 12 months of service during the shortened performance periods ending Dec. 31, 2017 (pro rata shares times $91.91), assuming a payout at 160% (the actual payout earned for the 2016 grant on Jan. 23, 2018).

For outstanding performance shares awarded in 2017, the amount included in the table is zero because the first measurable performance period for the shares would begin Jan. 1, 2018, and the officer will have zero months of service during any measurable performance period; therefore zero shares of Common Stock would be earned.

(6)	The agreements provide for a three-year term of employment following a change of control, and generally provide that the officer will continue to enjoy compensation and benefits per the terms in effect prior to the change of control. In addition, for Messrs. Gorder, Ciskowski, and Browning, all outstanding stock options and shares of restricted stock will vest on the date of the change of control (see footnote (4) above).

54

    DIRECTOR COMPENSATION

This table summarizes compensation earned by our directors in 2017.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
H. Paulett Eberhart	130,000	175,035	305,035
Joseph W. Gorder	—	—	(2)
Kimberly S. Greene	130,000	175,035	305,035
Deborah P. Majoras	150,000	175,035	325,035
Donald L. Nickles	130,000	175,035	305,035
Philip J. Pfeiffer	130,000	175,035	305,035
Robert A. Profusek	160,000	175,035	335,035
Susan Kaufman Purcell	130,000	175,035	305,035
Stephen M. Waters	130,000	175,035	305,035
Randall J. Weisenburger	150,000	175,035	325,035
Rayford Wilkins, Jr.	150,000	175,035	325,035

Footnotes to Director Compensation table:

(1)	The amounts shown represent the grant date fair value of awards granted in 2017, computed in compliance with FASB ASC Topic 718. Each of our non-employee directors who was re-elected to the Board on May 3, 2017 (the date of our 2017 annual stockholders meeting), received a grant of 2,709 shares of restricted Common Stock. Valero did not grant stock options to any director in 2017. The following table presents for each non-employee director the number of unvested restricted shares of Common Stock held as of Dec. 31, 2017. There are no outstanding stock options (vested or unvested) held by any of our non-employee directors.

Name	Unvested Restricted Stock
H. Paulett Eberhart	4,311
Kimberly S. Greene	4,311
Deborah P. Majoras	5,747
Donald L. Nickles	5,747
Philip J. Pfeiffer	5,747
Robert A. Profusek	5,747
Susan Kaufman Purcell	5,747
Stephen M. Waters	5,747
Randall J. Weisenburger	5,747
Rayford Wilkins, Jr.	5,747

(2)	Mr. Gorder did not receive any compensation as director of Valero in 2017. His compensation for service as an executive officer in 2017 is presented in this proxy statement in the compensation tables for our named executive officers.

Our non-employee directors earn an annual cash retainer of $130,000. Valero pays an annual retainer in lieu of separate meeting or committee fees. In addition to the retainer, directors who chair the Audit, Compensation, and Nominating/Governance and Public Policy Committees earn an additional $20,000 cash payment for their service as chair, and the director who serves as Lead Director earns an additional $30,000 cash payment for service in this role. Directors are reimbursed for expenses of meeting attendance. Directors who are employees of Valero do not receive compensation for serving as directors.

In addition to annual cash payments, each non-employee director who is re-elected on the date of our annual stockholders meeting receives a grant of restricted shares of Common Stock valued at $175,000. Grants of equity awards supplement the cash compensation paid to our non-employee directors and serve to increase our directors’ identification with the interests of our stockholders through ownership of Common Stock.

Our Compensation Committee reviews our director compensation program at least annually with assistance and input from our compensation consultant. The annual review includes an assessment of the director compensation programs of our peers and of industry trends and developments. On Sept. 20, 2016, following our Compensation Committee’s review of our non-employee directors

2018 PROXY STATEMENT	55

DIRECTOR COMPENSATION

compensation program and the programs of our peers, the Board approved an increase in the annual cash retainer paid to our non-employee directors (from $120,000 per year to $130,000 per year). At that time, the Board also approved an increase in the value of the directors’ annual equity grant from $170,000 to $175,000, and an increase in the Lead Director’s annual cash retainer from $25,000 to $30,000. The changes were approved to more closely align our program with that of our peers. The increases were effective Jan. 1, 2017.

On Feb. 25, 2016, the Board approved a limitation on the amount of equity compensation that may be paid to our non-employee directors in any year. The limitation was implemented via an amendment to our 2011 Omnibus Stock Incentive Plan. The limitation provides that a non-employee director may not receive in any calendar year awards payable in shares of Common Stock that have a fair market value greater than $500,000 in the aggregate. We selected $500,000 as the amount of the limitation because we believe that it places a meaningful limit on awards to our non-employee directors. While the amount of equity compensation awarded to our non-employee directors in recent years has been considerably lower than this limit, we believe that setting a limitation at this level provides us with a reasonable degree of flexibility to make adjustments that we may in the future deem appropriate or necessary for our compensation program to remain competitive in the market.

56

    PAY RATIO DISCLOSURE

The following disclosure is required by Item 402(u) of SEC Regulation S-K.

The median of the annual total compensation of all employees of Valero, except our CEO, for 2017 was $192,837, and the annual total compensation of our CEO, Mr. Gorder, for 2017 was $22,532,260 (as disclosed in the Summary Compensation Table). As a result, our CEO’s 2017 annual total compensation was 117 times that of the median annual total compensation of all employees of Valero.

To determine the median of the annual total compensation of all employees as of Dec. 31, 2017, we first identified the median employee using the sum of base pay, annual bonus, and the grant date fair value of long-term incentive awards. Once the median employee was identified, we then determined that median employee’s annual total compensation using the Summary Compensation Table methodology set out in Item 402(c)(2)(x) of SEC Regulation S-K.

	Median Employee to CEO Pay Ratio
	Median Employee ($)	CEO ($)
Salary	94,256	1,585,000
Stock Awards	—	12,734,060
Non-Equity Incentive Plan Compensation	10,660	3,800,000
Change in Pension Value and Nonqualified Deferred Compensation Earnings	54,935	4,269,202
All Other Compensation	32,986	143,998
Total Compensation	192,837	22,532,260

Median Employee to CEO Pay Ratio	1:117

2018 PROXY STATEMENT	57

    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review

Our Board adopted a Related Party Transaction Policy to establish procedures for the notification, review, approval, ratification, and disclosure of related party transactions. Under the policy, a related party transaction is a transaction, arrangement, or relationship in which (i) Valero (including any of its subsidiaries) was, is or will be a participant, (ii) the amount involved exceeds $120,000, and (iii) any “related person” had, has or will have a direct or indirect material interest. Under the policy, a related person means, generally, any person who would deemed to be a “related person” as defined in Item 404 of SEC’s Regulation S-K. Under the policy, a related party transaction must be submitted to the Board’s Nominating/Governance and Public Policy Committee for review and approval. The policy is available on our website at www.valero.com > Investors > Corporate Governance > Governance Documents.

We also have a conflict of interest policy to address instances in which an employee or director’s private interests may conflict with the interests of Valero. The policy is published on our intranet website. We have a Conflicts of Interest Committee (composed of Valero employees) to help administer our conflicts policy and to determine whether any employee or director’s private interests may interfere with the interests of Valero. Conflicts of interest are also addressed in our Code of Business Conduct and Ethics. Any waiver of any provision of this code for executive officers or directors may be made only by the Board, and will be promptly disclosed as required by law or NYSE rule.

Transactions With Valero Energy Partners LP

RELATIONSHIP WITH VLP

Valero, through its subsidiaries, owns more than five percent of the common units Valero Energy Partners LP (VLP). Valero also owns, through its wholly owned subsidiary, the 2.0 percent general partner interest in VLP (the “General Partner”). The common units representing limited partner interests of VLP are listed for trading on the NYSE under the symbol “VLP.” References in this section of our proxy statement to “VLP” means Valero Energy Partners LP, one or more of its subsidiaries, or all of them taken as a whole. Our transactions with VLP are deemed to be related party transactions for purposes of these disclosures.

Mr. Gorder is Chairman of the Board and Chief Executive Officer of the General Partner. Mr. Riggs is a member of the board of directors of the General Partner. Mr. Browning is as an executive officer of the General Partner. Ms. Titzman is a director and an executive officer of the General Partner.

DISTRIBUTIONS TO US AND OTHER PAYMENTS FROM VLP

In 2017, we received $121.8 million in distributions from VLP with respect to our ownership of limited partner and general partner interests of VLP. On Feb. 13, 2018, we received $38.6 million of distributions from VLP with respect to our limited partner and general partner interests.

Under VLP’s partnership agreement, VLP reimburses the General Partner and its affiliates, including Valero, for costs and expenses they incur and payments they make on behalf of VLP.

Agreements with VLP

2017 TRANSACTION AGREEMENTS

Effective Nov. 1, 2017, we entered into a purchase and sale agreement with VLP under which we sold to VLP the Parkway pipeline for cash consideration of $200 million. Also effective Nov. 1, 2017, we entered into a contribution agreement with VLP under which we contributed to VLP the Port Arthur terminal for total consideration of $308 million, which consisted of (i) a cash distribution to us of $262 million and (ii) the issuance to us of 1,081,315 common units of VLP and 22,068 general partner units of VLP; the common units and the general partner units had an aggregate value of $46 million.

OMNIBUS AGREEMENT

We have an amended and restated omnibus agreement with VLP, which addresses the following key matters:

•	the payment to us by VLP of an annual administrative fee of $13.2 million for our provision of certain services to VLP;

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

•	VLP’s obligation to reimburse us for certain direct or allocated costs and expenses that we may incur on behalf of VLP;
•	VLP’s right of first offer to acquire certain of our transportation and logistics assets;
•	our right of first refusal to acquire certain of VLP’s assets; and
•	the parties’ indemnification obligations to one another.

So long as we control the General Partner, the omnibus agreement will remain in effect. If we cease to control the General Partner, either party may terminate the omnibus agreement, provided that the indemnification obligations will remain in effect in accordance with their terms.

SERVICES AND SECONDMENT AGREEMENT

Under our services and secondment agreement with the General Partner, as amended, certain of our employees are seconded to the General Partner to provide operational and maintenance services for certain pipelines and terminals of VLP, including routine operational and maintenance activities. During their period of secondment to the General Partner, the seconded employees are under the management and supervision of the General Partner.

The General Partner is required to reimburse us for the cost of the seconded employees, including their wages and benefits. If a seconded employee does not devote 100 percent of his or her time to providing services to the General Partner, the General Partner is required to reimburse us for only a prorated portion of such employee’s overall wages and benefits, based on the percentage of the employee’s time spent working for the General Partner. The services and secondment agreement will continue for an initial term of 10 years from the Service Date (as described in the agreement) with respect to each asset, and will extend automatically for successive renewal terms of one year each, unless terminated by either party per the terms of the agreement.

TAX SHARING AGREEMENT

Under our tax sharing agreement with VLP, VLP is required to reimburse us for VLP’s share of state and local income and other taxes that we incur as a result of VLP’s tax items and attributes being included in a combined or consolidated state tax return filed by Valero. The amount of any such reimbursement is limited to any entity-level tax that VLP would have paid directly had VLP not been included in a combined group with Valero.

LEASE AGREEMENTS

We have lease agreements with VLP with respect to the land on which certain VLP assets are located. Generally, each lease agreement has an initial term of ten years with four automatic successive renewal periods of five years each. Either party may terminate each lease agreement after the initial term by providing written notice. We also have a ground lease agreement with VLP with an initial term of 20 years and no renewal periods. Initial base rents under these lease agreements are subject to annual inflation escalators, and VLP is required to pay us a customary expense reimbursement for taxes, utilities, and similar costs we incur related to the leased premises.

COMMERCIAL AGREEMENTS

We have entered into commercial agreements with VLP with respect to certain assets owned by VLP. Under these commercial agreements, VLP provides transportation and terminaling services to us. We have committed to pay VLP for minimum quarterly throughput volumes of crude oil and refined petroleum products, regardless of whether we physically deliver such volumes in any given quarter. These agreements have initial five-year terms, and under most of the agreements, we will have the option to renew the agreement with respect to each asset for one additional five-year term.

For the year ended Dec. 31, 2017, we accounted for all of VLP’s revenues. VLP’s gross operating revenues for the year ended Dec. 31, 2017, were $452 million.

2018 PROXY STATEMENT	59

    PROPOSAL NO. 2—RATIFY APPOINTMENT OF KPMG LLP

   AS INDEPENDENT AUDITORS

      (ITEM 2 ON THE PROXY CARD)

The Audit Committee of the Board determined on February 28, 2018, to engage KPMG LLP (“KPMG”) as Valero’s independent registered public accounting firm for the fiscal year ending December 31, 2018. KPMG has served as Valero’s independent registered public accounting firm since 2004.

The Audit Committee is directly responsible for the appointment, compensation determination, retention, and oversight of the independent auditors retained to audit Valero’s financial statements. The Audit Committee is responsible for the audit fee negotiations associated with Valero’s retention of the independent auditing firm.

The Audit Committee annually reviews and evaluates the qualifications, performance, and independence of Valero’s independent auditing firm, and reviews and evaluates the lead partner of the independent auditor team. In conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee is involved in the selection of the audit firm’s new lead engagement partner. To monitor auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent auditing firm.

The members of the Audit Committee and the Board believe that the continued retention of KPMG to serve as Valero’s independent registered public accounting firm for the fiscal year ending December 31, 2018, is in the best interests of Valero and its investors. Accordingly, the Board requests stockholder approval of the following resolution.

“RESOLVED, that the appointment of the firm of KPMG LLP as Valero’s independent registered public accounting firm for the purpose of conducting an audit of the consolidated financial statements and the effectiveness of internal control over financial reporting of Valero and its subsidiaries for the fiscal year ending December 31, 2018, is hereby approved and ratified.”

Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions raised at the Annual Meeting or make appropriate statements at the Annual Meeting.	The Board recommends that the stockholders vote “FOR” this proposal.

The affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote is required for adoption of this proposal. If the appointment is not approved, the adverse vote will be considered as an indication to the Audit Committee that it should select another independent registered public accounting firm for the following year. Because of the difficulty and expense of making any substitution of public accountants so long after the beginning of the current year, it is contemplated that the appointment for 2018 will be permitted to stand unless the Audit Committee finds other good reason for making a change.

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    KPMG LLP FEES

The following table presents fees for services provided to us by KPMG for the years shown (in millions).

	2017	2016
Audit Fees (1)	$7.6	$7.5
Audit-Related Fees (2)	0.3	0.3
Tax Fees (3)	0.3	—
All Other Fees (4)	—	0.3
total	$8.2	$8.1

(1)	Represents fees for professional services rendered for the audit of the annual financial statements included in Valero’s annual reports on Form 10-K, review of Valero’s interim financial statements included in Valero’s Forms 10-Q, the audit of the effectiveness of Valero’s internal control over financial reporting, and services that are normally provided by the principal auditor (e.g., comfort letters, statutory audits, attest services, consents, and assistance with and review of documents filed with the SEC). In addition to the services listed above, KPMG served as the independent auditor of the financial statements included in the annual reports on Form 10-K of Valero Energy Partners LP (VLP) for the years ended December 31, 2017 and 2016, and the audit of the effectiveness of VLP’s internal control over financial reporting as of December 31, 2017 and December 31, 2016. KPMG’s fees relating to VLP audits for 2017 and 2016 were $1.5 million and $2.1 million, respectively.

(2)	Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of Valero’s financial statements and not reported under the caption for Audit Fees. The fees listed above are related to the audit of Valero’s benefit plans.

(3)	Represents fees for professional services rendered by KPMG for tax compliance and tax consulting services. The majority of the disclosed fees relate to technical review and assistance on the assessment of potential elections under the IRS’s inventory price index computation LIFO rules.

(4)	Represents fees for for professional services other than the services reported under the preceding captions. The fees shown were for advisory services.

Audit Committee Pre-Approval Policy

The Audit Committee adopted a pre-approval policy to address the pre-approval of certain services rendered to Valero by its independent auditor. The text of that policy appears in Exhibit 99.01 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2017.

All of the services rendered by KPMG to Valero for 2017 were pre-approved specifically by the Audit Committee or pursuant to our pre-approval policy. None of the services provided by KPMG were approved by the Audit Committee under the pre-approval waiver provisions of paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

2018 PROXY STATEMENT	61

    REPORT OF THE AUDIT COMMITTEE FOR FISCAL YEAR 2017

Management is responsible for Valero’s internal controls and financial reporting process. KPMG LLP (KPMG), Valero’s independent registered public accounting firm for the fiscal year ended December 31, 2017, is responsible for performing an independent audit of Valero’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and an audit of the effectiveness of Valero’s internal control over financial reporting in accordance with the standards of the PCAOB, and to issue KPMG’s reports thereon. The Audit Committee monitors and oversees these processes. The Audit Committee approves the selection and appointment of Valero’s independent registered public accounting firm and recommends the ratification of its selection and appointment to our Board.

The Audit Committee has reviewed and discussed Valero’s audited financial statements with management and KPMG. The committee has discussed with KPMG the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380 “Communication with Audit Committees”), as adopted by the PCAOB in Rule 3200T. The committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG that firm’s independence.

Based on the foregoing review, discussions, and other matters the Audit Committee deemed relevant and appropriate, the committee recommended to the Board that the audited financial statements of Valero be included in its Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

Members of the Audit Committee:

Randall J. Weisenburger, Chairman

H. Paulett Eberhart

Susan Kaufman Purcell

Stephen M. Waters

The material in this Report of the Audit Committee is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of Valero’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

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    PROPOSAL NO. 3—ADVISORY VOTE TO APPROVE

   COMPENSATION OF NAMED EXECUTIVE OFFICERS

      (ITEM 3 ON THE PROXY CARD)

Our Board and our stockholders have determined to hold an advisory vote on executive compensation (“say-on-pay”) every year. Accordingly, we are asking stockholders to vote to approve the 2017 compensation of our named executive officers as such compensation is disclosed pursuant to Item 402 of the SEC’s Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and other narrative compensation disclosures required by Item 402. This proxy statement contains all of these required disclosures.

We request the stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to Valero’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”

Because the vote on this proposal is advisory, it will not affect compensation already paid or awarded to any named executive officer and will not be binding on Valero, the Board, or the Compensation Committee. The Board and Compensation Committee, however, will review the voting results and take into account the outcome in determining future annual compensation for the named executive officers.

Proxies will be voted for approval of the proposal unless otherwise specified. Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

The Board recommends that the stockholders vote “FOR” this proposal.

2018 PROXY STATEMENT	63

    PROPOSAL NO. 4—AMEND VALERO’S RESTATED

   CERTIFICATE OF INCORPORATION TO REMOVE

   SUPERMAJORITY VOTE REQUIREMENTS

      (ITEM 4 ON THE PROXY CARD)

On Sept. 20, 2017, our Board approved certain amendments (the “Charter Amendments”) to Valero’s Restated Certificate of Incorporation (the “Certificate”) to:

i.	remove the 80% supermajority vote requirements for amendments to the Bylaws and the Certificate, thereby providing for majority voting as set forth under the Delaware General Corporation Law, and

ii.	remove the 66-2/3% supermajority vote requirement for certain business combinations.

The Charter Amendments are subject to stockholder approval, and will only become effective upon the filing of the Charter Amendments with the Delaware Secretary of State following approval of the Charter Amendments by the stockholders.

On Sept. 20, 2017, the Board also approved (contingent upon the filing of the Charter Amendments with the Delaware Secretary of State following approval of the Charter Amendments by the stockholders) Amended and Restated Bylaws of Valero to make corresponding amendments to remove the 80% supermajority vote requirements for amendments to the Bylaws.

Specifically, the Charter Amendments amend (i) Article V. Paragraph 6(a) and Paragraph 7 of the Certificate to remove the 80% supermajority vote requirements for amendment to the Bylaws and the Certificate, and (ii) Article VIII. of the Certificate by deleting the article in its entirety, thus removing the 66-2/3% supermajority vote requirement for certain business combinations.

The Board has declared the Charter Amendments to be advisable, has recommended that the amendments be approved by the stockholders of Valero, and has directed that the amendments be submitted to Valero’s stockholders at the Annual Meeting. Accordingly, the Board requests that the stockholders approve the following resolution:

RESOLVED, that Valero’s Restated Certificate of Incorporation shall be amended by amending:

•	Article V. Paragraph 6(a) and Paragraph 7 to remove the 80% supermajority vote requirements for amendments, thereby providing for majority voting;
•	Article VIII. by deleting the article in its entirety, thus removing the 66-2/3% supermajority vote requirement for certain business combinations; and
•	various provisions to make non-substantive, “clean-up” revisions (numbering, formatting).

The Restated Certificate of Incorporation, as currently in effect, states that the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding voting stock, voting together as a single class, shall be required to amend the Certificate. Therefore, the affirmative vote of at least 80 percent of the voting power of the outstanding shares of Valero is required for adoption of this proposal. Brokers will not have discretion to vote on this proposal.

The Board recommends that stockholders vote “FOR” this proposal.

The following text is marked to show the effects of the amendments.

ARTICLE V.

(~~6~~5) Express Powers of the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(a) To adopt, amend or repeal the By-laws of the corporation; provided, however, that the By-laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto~~, provided further that in the case of amendments by stockholders, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding voting stock, voting together as a single class, shall be required to alter, amend or repeal any provision of the By-laws~~.

(~~7~~6) ~~Vote Required to Amend Certain Provisions.~~ Amendments to the Restated Certificate of Incorporation. ~~Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding voting stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with any of Paragraphs (2), (3) or (4), or paragraph (a) of Paragraph (6), of this Article V.~~ The corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of

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PROPOSAL NO. 4—AMEND VALERO’S RESTATED CERTIFICATE OF INCORPORATION TO REMOVE SUPERMAJORITY VOTE REQUIREMENTS

Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, the Directors and officers are subject to this reserved power.

~~ARTICLE VIII.~~

~~(1) Vote Required for Certain Business Combinations.~~

~~(a) In addition to any affirmative vote required by law or this Restated Certificate of Incorporation, and except as otherwise expressly provided in Paragraph (2) of this Article VIII:~~

~~(i) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (A) any Interested Stockholder (as hereinafter defined), or (B) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or~~

~~(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, including all Affiliates of the Interested Stockholder, of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or~~

~~(iii) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder, including all Affiliates of the Interested Stockholder, in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or~~

~~(iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Stockholder or any Affiliates of an Interested Stockholder; or~~

~~(v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not an Interested Stockholder is a party thereto) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which are directly or indirectly owned by any Interested Stockholder or one or more Affiliates of the Interested Stockholder;~~

~~shall require the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding voting stock, voting together as a single class, including the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding voting stock not owned directly or indirectly by an Interested Stockholder or any Affiliate of any Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be permitted, by law or in any agreement with any national securities exchange or otherwise.~~

~~(b) The term “Business Combination” as used in this Article VIII shall mean any transaction described in any one or more of clauses (i) through (v) of paragraph (a) of this Paragraph (1).~~

~~(2) When Higher Vote is Not Required. The provisions of Paragraph (1) of this Article VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law or any other provision of this Restated Certificate of Incorporation, if the conditions specified in either of the following paragraphs (a) or (b) are met:~~

~~(a) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).~~

~~(b) Price and Procedure Requirements. All of the following conditions shall have been met:~~

~~(i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by holders of Common Stock in such Business Combination, shall be at least equal to the highest of the following:~~

~~(A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (I) within the two-year period immediately prior to the first public announcement of the proposal of such Business Combination (the “Announcement Date”), or (II) in the transaction in which it became an Interested Stockholder, whichever is higher;~~

~~(B) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the “Determination Date”), whichever is higher; and~~

~~(C) (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph (b)(i)(B) above, multiplied by the ratio of (I) the highest per share price (including any brokerage~~

2018 PROXY STATEMENT	65

PROPOSAL NO. 4—AMEND VALERO’S RESTATED CERTIFICATE OF INCORPORATION TO REMOVE SUPERMAJORITY VOTE REQUIREMENTS

~~commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two year period immediately prior to the Announcement Date to (II) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of Common Stock.~~

~~(ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class, other than Common Stock or Excluded Preferred Stock, of outstanding voting stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b)(ii) shall be required to be met with respect to every such class of outstanding voting stock whether or not the Interested Stockholder has previously acquired any shares of a particular class of voting stock):~~

~~(A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of voting stock acquired by it (I) within the two-year period immediately prior to the Announcement Date, or (II) in the transaction in which it became an Interested Stockholder, whichever is higher;~~

~~(B) (if applicable) the highest preferential amount per share to which the holders of shares of such class of voting stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation;~~

~~(C) the Fair Market Value per share of such class of voting stock on the Announcement Date or on the Determination Date, whichever is higher; and~~

~~(D) (if applicable) the price per share equal to the Fair Market Value per share of such class of voting stock determined pursuant to paragraph (b)(ii)(C) above, multiplied by the ratio of (I) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of voting stock acquired by it within the two-year period immediately prior to the Announcement Date to (II) the Fair Market Value per share of such class of voting stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of voting stock.~~

~~(iii) The consideration to be received by holders of a particular class of outstanding voting stock (including Common Stock and other than Excluded Preferred Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of voting stock. If the Interested Stockholder has paid for shares of any class of voting stock with varying forms of consideration, the form of consideration for such class of voting stock shall be either cash or the form used to acquire the largest number of shares of such class of voting stock previously acquired by it.~~

~~(iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (A) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock, except as approved by a majority of the Continuing Directors, (B) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (c) there shall have been an increase in the annual rate of dividends as necessary fully to reflect any recapitalization (including any reverse stock split), reorganization or any similar reorganization which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (D) such Interested Stockholder shall not have become the Beneficial Owner of any additional voting stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.~~

~~(v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.~~

~~(vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).~~

~~(3) Certain Definitions. For purposes of this Article VIII:~~

~~(a) “Person” shall mean any individual, firm, corporation or other entity.~~

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PROPOSAL NO. 4—AMEND VALERO’S RESTATED CERTIFICATE OF INCORPORATION TO REMOVE SUPERMAJORITY VOTE REQUIREMENTS

~~(b) “Interested Stockholder” shall mean any Person (other than the corporation or any Subsidiary) who or which:~~

~~(i) itself, or along with its Affiliates, is the Beneficial Owner, directly or indirectly, of more than 15% of the then outstanding voting stock; or~~

~~(ii) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was itself, or along with its Affiliates, the Beneficial Owner, directly or indirectly, of 15% or more of the then outstanding voting stock; or~~

~~(iii) is an assignee of or has otherwise succeeded to any voting stock which was at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.~~

~~(c) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as in effect on April 23, 1997. In addition, a person shall be the “Beneficial Owner” of any voting stock which such Person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any shares of voting stock solely by reason of a revocable proxy granted for particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner).~~

~~(d) For the purpose of determining whether a Person is an Interested Stockholder pursuant to paragraph (b) of this Paragraph (3), the number of shares of voting stock deemed to be outstanding shall include shares deemed owned through application of paragraph (c) of this Paragraph (3) but shall not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.~~

~~(e) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 23, 1997.~~

~~(f) “Subsidiary” shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation, provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (b) of this Paragraph (3), the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.~~

~~(g) “Continuing Director” shall mean any member of the Board of Directors of the corporation (the “Board”) who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board.~~

~~(h) “Fair Market Value” shall mean (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use in its stead, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in accordance with Paragraph (4) of this Article VIII; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in accordance with Paragraph (4) of this Article VIII.~~

~~(i) In the event of any Business Combination in which the corporation survives, the phrase “other consideration to be received” as used in paragraphs (b)(i) and (ii) of Paragraph (2) of this Article VIII shall include the shares of Common Stock and/or the shares of any other class of outstanding voting stock retained by the holders of such shares.~~

2018 PROXY STATEMENT	67

PROPOSAL NO. 4—AMEND VALERO’S RESTATED CERTIFICATE OF INCORPORATION TO REMOVE SUPERMAJORITY VOTE REQUIREMENTS

~~(j)    “Excluded Preferred Stock” means any series of Preferred Stock with respect to which a majority of the continuing Directors have approved a Preferred Stock designation creating such series that expressly provides that the provisions of this Article VIII shall not apply.~~

~~(4)    Powers of Continuing Directors. The Continuing Directors of the corporation shall have the power and duty to determine for the purposes of this Article VIII, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VIII, including, without limitation (a) whether a Person is an Interested Stockholder, (b) the number of shares of voting stock beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, (d) whether the applicable conditions set forth in paragraph (b) of Paragraph (2) of this Article VIII have been met with respect to any Business Combination, (e) the Fair Market Value of stock or other property in accordance with paragraph (h) of Paragraph (3) of this Article VIII, and (f) whether the assets which are the subject to any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more.~~

~~(5)    No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article VIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.~~

~~(6)    Amendment, Repeal, etc. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be permitted by law, this Restated Certificate of Incorporation or the By-laws of the corporation), but in addition to any affirmative vote of the holders of any particular class of the voting stock required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of 66-2/3% of the voting power of the shares of the then outstanding voting stock voting together as a single class, including the affirmative vote of the holders of 66-2/3% of the voting power of the then outstanding voting stock now owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VIII of this Restated Certificate of Incorporation.~~

68

    PROPOSAL NO. 5—AMEND VALERO’S RESTATED

   CERTIFICATE OF INCORPORATION TO PERMIT

   STOCKHOLDERS TO ACT BY WRITTEN CONSENT

      (ITEM 5 ON THE PROXY CARD)

On Sept. 20, 2017, our Board approved an amendment (the “Charter Amendment II”) to Valero’s Restated Certificate of Incorporation (the “Certificate”) to permit stockholders to act by written consent.

The Charter Amendment II is subject to stockholder approval, and will only become effective upon the filing of the Charter Amendment II with the Delaware Secretary of State following approval of the Charter Amendment II by the stockholders.

On Sept. 20, 2017, the Board also approved (contingent upon the filing of the Charter Amendment II with the Delaware Secretary of State following approval of the Charter Amendment II by the stockholders) Amended and Restated Bylaws of Valero to make corresponding amendments to permit stockholders to act by written consent.

Specifically, the Charter Amendment II amends Article VI. of the Certificate to permit stockholders to act by written consent, as set forth in the following.

ARTICLE VI.

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Restated Certificate of Incorporation, any action required or permitted to be taken ~~by the stockholders of the corporation must be effected at a duly called~~ at any annual meeting or special meeting of the stockholders of the corporation ~~and may not be effected by any consent in writing in lieu of a meeting of such stockholders. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the voting power of the then outstanding voting stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VI~~ may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Board has declared the Charter Amendment II to be advisable, has recommended that the amendment be approved by the stockholders of Valero, and has directed that the amendment be submitted to Valero’s stockholders at the Annual Meeting.

Accordingly, the Board requests that the stockholders approve the following resolution:

RESOLVED, that Valero’s Restated Certificate of Incorporation shall be amended by amending Article VI. to permit stockholders to act by written consent.

The Restated Certificate of Incorporation, as currently in effect, states that the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding voting stock, voting together as a single class, shall be required to amend Article VI. of the Certificate. Therefore, the affirmative vote of at least 80 percent of the voting power of the outstanding shares of Valero is required for adoption of this proposal. Brokers will not have discretion to vote on this proposal.

The Board recommends that stockholders vote “FOR” this proposal.

2018 PROXY STATEMENT	69

    MISCELLANEOUS

Governance Documents and Codes of Ethics

Our Code of Ethics for Senior Financial Officers applies to our principal executive officer, principal financial officer, and controller. The code charges these officers with responsibilities regarding honest and ethical conduct, the preparation and quality of the disclosures in documents and reports we file with the SEC, and compliance with applicable laws, rules, and regulations. We have also adopted a Code of Business Conduct and Ethics which applies to all of our employees and directors.

We post the following documents on our website at www.valero.com > Investors > Corporate Governance > Governance Documents. A printed copy of any of these documents is available to any stockholder upon request. Requests for documents must be in writing and directed to Valero’s Secretary at the address indicated on the cover page of this proxy statement.

•	Restated Certificate of Incorporation
•	Bylaws
•	Code of Business Conduct and Ethics
•	Code of Ethics for Senior Financial Officers
•	Corporate Governance Guidelines
•	Audit Committee Charter
•	Compensation Committee Charter
•	Nominating/Governance and Public Policy Committee Charter
•	Related Party Transactions Policy
•	Compensation Consultant Disclosures Policy
•	Policy on Executive Compensation in Restatement Situations
•	Policy on Political Contributions, Lobbying, and Trade Associations
•	Policy on Vesting of Performance Shares

Stockholder Communications, Nominations, and Proposals

Stockholders and other interested parties may communicate with the Board, its non-management directors, or the Lead Director by sending a written communication addressed to “Board of Directors,” “Non-Management Directors,” or “Lead Director” in care of Valero’s Secretary at the address indicated on the cover page of this proxy statement.

In order to submit a stockholder proposal for inclusion in our proxy statement for the 2019 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, we must receive your written proposal on or before Nov. 23, 2018. The proposal must comply with Rule 14a-8, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.

To present a stockholder proposal at the 2019 annual meeting of stockholders that is not the subject of a proposal pursuant to Rule 14a-8 of the Exchange Act, or to recommend to the Board’s Nominating/Governance and Public Policy Committee the nomination of a person for election to the Board, you must follow the procedures stated in Article I, Section 9 of our bylaws. These procedures include the requirement that your proposal must be delivered to Valero’s Secretary not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, your notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day we publicly announce the date of the 2019 annual meeting of stockholders.

An eligible stockholder, or eligible group of stockholders, that wants to nominate a candidate for election to the Board pursuant to the proxy access provisions of our bylaws must follow the procedures stated in Article I, Section 9A of our bylaws. These procedures include the requirement that your nomination must be delivered to Valero’s Secretary not later than the close of business on the 120th day or earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, your notice must be delivered not later than the 120th day prior to such annual meeting or, if later, the 10th day following the day we publicly announce the date of the 2019 annual meeting of stockholders. Our bylaws are available on our website at www.valero.com > Investors > Corporate Governance > Governance Documents. Stockholders are urged to review all applicable rules and consult legal counsel before submitting a nomination or proposal to Valero.

70

MISCELLANEOUS

Other Business

If any matters not referred to in this proxy statement properly come before the Annual Meeting or any adjournments or postponements thereof, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by proxy in accordance with their best judgments. The Board is not currently aware of any other matters that may be presented for action at the Annual Meeting.

Financial Statements

Consolidated financial statements and related information for Valero, including audited financial statements for the fiscal year ended December 31, 2017, are contained in Valero’s Annual Report on Form 10-K. We have filed our Annual Report on Form 10-K with the SEC. You may review this report on the internet as indicated in the Notice and through our website (www.valero.com > Investors > Financial Information > SEC  Filings).

Householding

The SEC’s rules allow companies to send a single Notice or single copy of annual reports, proxy statements, prospectuses, and other disclosure documents to two or more stockholders sharing the same address, subject to certain conditions. These “householding” rules are intended to provide greater convenience for stockholders, and cost savings for companies, by reducing the number of duplicate documents that stockholders receive. If your shares are held by an intermediary broker, dealer, or bank in “street name,” your consent to householding may be sought, or may already have been sought, by or on behalf of the intermediary. If you prefer to receive your own set of proxy materials now or in future years, you may request a duplicate set by phone at 800-579-1639, or you may contact your broker.

Transfer Agent

Computershare Investor Services serves as our transfer agent, registrar, and dividend paying agent with respect to our Common Stock. Correspondence relating to any stock accounts, dividends, or transfers of stock certificates should be addressed to:

Computershare Investor Services

Shareholder Communications

by regular mail:

P.O. Box 505000

Louisville, KY 40233-5000

by overnight delivery:

462 South 4th Street

Suite 1600

Louisville, KY 40202

(888) 470-2938

(312) 360-5261

www.computershare.com

2018 PROXY STATEMENT	71

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC.—COMMON 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345 THE COMPANY NAME INC.—401 K 123,456,789,012.12345 â†’ x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000359007_1 R1.0.1.17 VALERO ENERGY CORPORATION ONE VALERO WAY SAN ANTONIO, TEXAS 78249 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/02/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/02/2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote “FOR” the following action: 1. Elect directors to serve until the 2019 Annual Meeting of Stockholders. Nominees For Against Abstain 1A H. Paulett Eberhart 1B Joseph W. Gorder 1C Kimberly S. Greene 1D Deborah P. Majoras 1E Donald L. Nickles 1F Philip J. Pfeiffer 1G Robert A. Profusek 1H Stephen M. Waters 1I Randall J. Weisenburger 1J Rayford Wilkins, Jr. The Board of Directors recommends you vote “FOR” proposals 2, 3, 4 and 5. For Against Abstain 2. Ratify the appointment of KPMG LLP as Valero’s independent registered public accounting firm for 2018. 3. Approve, by non-binding vote, the 2017 compensation of our named executive officers. 4. Vote on an amendment to Valero’s Restated Certificate of Incorporation to remove supermajority vote requirements. 5. Vote on an amendment to Valero’s Restated Certificate of Incorporation to permit stockholders to act by written consent. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000359007_2 R1.0.1.17 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combo Document (Notice and Proxy Statement And Annual Report on Form 10-K) is/are available at www.proxyvote.com . VALERO ENERGY CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS May 3, 2018 The stockholder(s) hereby revoke(s) all previous proxies and appoint(s) Joseph W. Gorder, Jay D. Browning and J. Stephen Gilbert, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Valero Energy Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 3, 2018 at 10:00 a.m., Central Time, at the Valero Energy Corporation offices located at One Valero Way, San Antonio, TX 78249, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR, AND “FOR” PROPOSALS 2, 3, 4 AND 5. IF ANY OTHER MATTERS ARE VOTED ON AT THE MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES ON SUCH MATTERS IN THEIR SOLE DISCRETION. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE THE SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD. Continued and to be signed on reverse side